SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12

ARBITRON INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Stockholder:

On behalf of the Board of Directors of Arbitron Inc., I am pleased to invite you to attend the annual meeting of stockholders. The meeting will be held at the Mandarin Oriental Hotel, 80 Columbus Circle at 60th Street, Time Warner Center, New York, New York 10023, on Tuesday, May 15, 2007, at 9:00 AM local time.

The Notice of Annual Meeting of Stockholders and the proxy statement that follow include information about the proposals recommended by Arbitron’s Board of Directors to (i) elect seven (7) individuals to serve as directors of Arbitron and (ii) approve an amendment to the Company’s 1999 Stock Incentive Plan.

Our Board of Directors believes that a favorable vote for each of these proposals at the annual meeting is in the best interests of Arbitron and its stockholders, and unanimously recommends a vote FOR each of the proposals. Accordingly, we urge you to review the accompanying materials carefully and to promptly vote your shares.

It is important that your shares be represented at the meeting. Please promptly vote your shares by following the instructions on the enclosed proxy card to ensure that your vote is counted at the meeting.

We look forward to seeing you at the meeting.

Sincerely,

Stephen B. Morris
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 15, 2007

Date:	Tuesday, May 15, 2007

Time:	9:00 AM local time
Place:	Mandarin Oriental Hotel, 80 Columbus Circle at 60th Street, Time Warner Center, New York, New York 10023

Purposes:	1. To elect seven (7) members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified.

2. To approve an amendment to the Company’s 1999 Stock Incentive Plan.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date:	April 2, 2007

Stockholders are entitled to one vote for each share of common stock held of record on the record date listed above. The proxy statement and the accompanying proxy card will be first mailed to stockholders on or about April 18, 2007.

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. Most stockholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the enclosed proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement. We appreciate your cooperation.

By Order of the Board of Directors

Timothy T. Smith
Executive Vice President and Chief Legal Officer,
  Legal and Business Affairs, and Secretary

April 18, 2007

i

ii

ARBITRON INC.
142 West 57th Street
New York, New York 10019
April 18, 2007

PROXY STATEMENT

We will begin mailing this proxy statement to our stockholders on or about April 18, 2007.

We are furnishing this proxy statement to our stockholders in connection with a solicitation of proxies by our Board of Directors for use at our 2007 annual meeting of stockholders to be held on Tuesday, May 15, 2007, at 9:00 AM local time at the Mandarin Oriental Hotel, 80 Columbus Circle at 60th Street, Time Warner Center, New York, New York 10023.

Who Can Vote

If you held any of our common stock at the close of business on April 2, 2007, the record date for the annual meeting, you are entitled to receive notice of and to vote at our 2007 annual meeting. On that date, there were 29,926,654 shares of common stock outstanding. Our common stock constitutes the only class of securities entitled to vote at the meeting. Stockholders who have not exchanged their Ceridian Corporation common stock certificates for Arbitron Inc. common stock certificates in connection with the spin-off of Ceridian Corporation by Arbitron Inc. on March 30, 2001, will not be eligible to vote at the meeting.

Who Can Attend the Annual Meeting

All holders of our common stock at the close of business on April 2, 2007, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the 2007 annual meeting. If you attend the meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your stock ownership as of April 2, 2007, the record date for the annual meeting.

Quorum

The presence of a majority of the outstanding shares of our common stock entitled to vote, in person or by proxy, is necessary to constitute a quorum and conduct business at the 2007 annual meeting. Abstentions and “broker nonvotes” will be considered present at the meeting for purposes of determining a quorum. A broker nonvote occurs when a bank or broker holding common stock for a beneficial owner does not vote on a particular matter because the bank or broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Voting Rights

Each share of our common stock that you hold entitles you to one vote on all matters that come before the annual meeting. Inspectors of election will count votes cast at the annual meeting.

The affirmative vote of a plurality of all the votes cast at the annual meeting, assuming a quorum is present, is necessary for the election of a director. Therefore, the seven individuals with the highest number of affirmative votes will be elected to the seven directorships. Stockholders who do not wish their shares to be voted for a particular nominee may indicate that in the space provided on the proxy card or by following the telephone or Internet instructions. For purposes of the election of directors, abstentions and other shares not voted (whether by broker nonvote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

The affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal is necessary to approve the Plan Amendment. In addition, for the Plan Amendment to be approved, the New York Stock Exchange listing standards require that (i) the total votes cast must represent over 50% of all of the outstanding shares of common stock entitled to vote and (ii) votes in favor must constitute at least a majority of the votes cast. For purposes of this proposal to approve the Plan Amendment, abstentions will count as votes cast, but broker nonvotes will not count as votes cast. Therefore, abstentions have the effect of a vote against the proposal, and broker nonvotes could, depending on the number of votes cast, have the effect of a vote against the proposal.

Voting by Participants in Arbitron Benefit Plans

If you own Arbitron common stock as a participant in one or more of our employee benefit plans, you will receive a single proxy card that covers both the shares credited to your name in your plan account(s) and shares you own that are registered in your name. If any of your plan accounts are not in the same name as your shares of record, you will receive separate proxy cards for your record and plan holdings. Proxies submitted by plan participants in our 401(k) plan will serve as voting instructions to the trustees for the plan whether provided by mail, telephone or the Internet. In the absence of voting instructions from participants in the 401(k) plan, the trustees of the plan will vote the undirected shares in the same proportion as the directed shares.

Granting Your Proxy

If you hold your shares in your own name as a holder of record, you can simplify your voting by voting via the Internet or calling the toll-free number listed on the enclosed proxy card. If you vote via the Internet or by telephone, please do not return a signed proxy card. If, instead, you choose to vote by mail, please mark the proxy card enclosed with the proxy statement, date and sign it, and mail it in the postage-paid envelope. The shares represented will be voted according to your directions. You can specify how you want your shares voted on the proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposal and the position of the Board of Directors on such proposal in the proxy statement prior to making your vote. If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If your proxy card is signed and returned without specifying a vote on the election of directors, the proxy representing your common stock will be voted in favor of the proposed director nominees and the amendment of the 1999 Stock Incentive Plan.

If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing the procedure for voting your shares.

Other Business

No other matters are to be presented for action at the annual meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named in the enclosed proxy intend to vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their judgment on any matters that may properly come before the meeting.

Confidential Voting

It is our policy that the individual stockholder votes are kept confidential prior to the final tabulation of the vote at our stockholders meeting if the stockholder requests confidential treatment. The only exceptions to this policy involve applicable legal requirements and proxy solicitations in opposition to the Board. Access to proxies and individual stockholder voting records is limited to the independent election inspectors (The Bank of New York), who may inform us at any time whether or not a particular stockholder has voted.

Revoking Your Proxy

If you submit a proxy, you can revoke it at any time before it is exercised by giving written notice to our Corporate Secretary prior to the annual meeting or by timely delivery of a properly exercised, later-dated proxy (including an Internet or telephone vote). You may also attend the annual meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

ELECTION OF DIRECTORS
(Proposal 1)

Our business is managed under the direction of the Board of Directors, which is currently composed of eight directors. On July 18, 2006, Erica Farber, a director of Arbitron since March 31, 2001, resigned from the Board of Directors. The current terms of office of all of our directors expire at the 2007 annual meeting. Lawrence Perlman, the current Chairman of the Board and a director of Arbitron since March 31, 2001, informed the Board of Directors on September 20, 2006, that he did not intend to stand for reelection when his term expired in 2007. Alan W. Aldworth, a director of Arbitron since May 14, 2004, informed the Board of Directors on February 21, 2007, that he did not intend to stand for reelection when his term expired in 2007. Neither Ms. Farber’s resignation nor Mr. Perlman’s or Mr. Aldworth’s decision not to stand for reelection was the result of any disagreement with the Company related to its operations, policies or practices. Our Board of Directors has renominated each of the other six directors currently serving on the Board to serve as directors for a one-year term until the 2008 annual meeting of stockholders. The Board of Directors has also nominated William T. Kerr for election to the Board of Directors to serve for a one-year term until the 2008 annual meeting of stockholders. Each of the nominees has consented to serve if elected.

The Board of Directors recommends a vote FOR and solicits proxies in favor of each of the nominees named below. Proxies cannot be voted for more than seven people. Our Board has no reason to believe that any of the nominees for director will be unable or unavailable to serve. However, if any nominee should for any reason become unable or unavailable to serve, proxies will be voted for another nominee selected by the Board. Alternatively, proxies, at our Board’s discretion, may be voted for a fewer number of nominees as results from a director’s inability or unavailability to serve. Each person elected will hold office until the 2008 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until earlier resignation or removal.

The following is biographical information concerning the seven nominees for election as directors of Arbitron:

Nominees for Election of Directors

Shellye L. Archambeau, age 44

•	Director of Arbitron since November 15, 2005

•	Chief Executive Officer of MetricStream, Inc. (formerly Zaplet, Inc.), a provider of enterprise software that allows corporations in diverse industries to manage quality processes, regulatory and industry-mandated compliance activities and corporate governance initiatives, since 2002

•	Chief Marketing Officer and Executive Vice President of Sales of Loudcloud, Inc. (now Opsware Inc.), a leader in Internet infrastructure services, from 2001 to 2002

•	Chief Marketing Officer of NorthPoint Communications, which provides local data network services and delivers affordable, dedicated high-speed Internet access, streaming content and other value-added services to consumers and businesses around the world, from 2000 to 2001

•	Member of the Information Technology Senior Management Forum; the Forum of Women Entrepreneurs; and the Women’s Council to the Board of Trustees for the University of Pennsylvania

Philip Guarascio, age 65

•	Director of Arbitron since March 30, 2001

•	Chairman and Chief Executive Officer of PG Ventures LLC, a marketing consulting firm, since May 2000

•	Vice President, General Manager of General Motors Corporation’s North America Advertising and Corporate Marketing, from July 1994 to May 2000

•	A marketing adviser for the National Football League since November 2000; a consultant to IPG since November 2000; and a consultant to William Morris Talent Agency since January 2001

•	A director of AdSpace, an Internet company that provides advertising space for a variety of advertising venues; a director of IAG Research, a provider of viewer engagement measurements that measure the effectiveness of television advertising, product placement and cinema advertising; a director of Papa John’s International Inc., the third-largest pizza company in America; and a director of the American Film Institute, a nonprofit educational and archival organization for advancing and preserving the moving image

William T. Kerr, age 66

•	Chairman of the Board of Directors of Meredith Corporation, a New York Stock Exchange listed diversified media company that publishes magazines, special interest publications and books, since July 2006, and a member of the Meredith Corporation Board of Directors, since 1994

•	Chairman and Chief Executive Officer of Meredith Corporation from January 1, 1997 until July 1, 2006

•	President and Chief Executive Officer of Meredith Corporation, from 1997 to 1998, President and Chief Operating Officer of Meredith Corporation, from 1994 to 1996, President, Magazine Group and Executive Vice President of Meredith, from 1991 to 1994

•	President, Magazine Group and Vice President of the New York Times Company, a media company, from 1984 to 1991

•	A member of the Boards of Directors of The Interpublic Group of Companies, Inc., a New York Stock Exchange listed marketing communications and marketing services company, since November 2006; Whirlpool Corporation, a New York Stock Exchange listed appliance manufacturer, since June 2006; The Principal Financial Group, Inc., a New York Stock Exchange listed financial services company, since 2001; and a member of the Executive Board of MidOcean Partners, LLP, a private equity firm

•	A Trustee of Oxford University Press, Inc., a member of the Board of Harvard Business School Publishing, Immediate-past Chairman and a Board member of The International Federation of the Periodical Press, a member of the Board of The Business Community for the Arts, Inc., and a past Chairman and Advisory Board Member of the Magazine Publishers of America

Larry E. Kittelberger, age 58

•	Director of Arbitron since March 30, 2001

•	Senior Vice President, Technology and Operations of Honeywell International, Inc., a publicly traded diversified technology and manufacturing company, since September 2006

•	Senior Vice President, Administration, and Chief Information Officer of Honeywell International Inc., from August 2001 to September 2006

•	Senior Vice President and Chief Information Officer of Lucent Technologies Inc., a systems, services and software company, from December 1999 to August 2001

•	Senior Vice President and Chief Information Officer of Allied Signal, Inc., an advanced technology and manufacturing firm, from 1995 to December 1999

•	Until its acquisition by affiliates of Texas Pacific Group on December 19, 2006, a director and member of the Nominating and Compensation Committees of Aleris International, Inc. (formerly Commonwealth Industries, Inc.), a publicly traded recycler of aluminum and zinc and manufacturer of aluminum sheet

Stephen B. Morris, age 63

•	Director of Arbitron, since March 30, 2001

•	President and Chief Executive Officer of Arbitron since March 30, 2001

•	Executive Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division, from January 1996 to March 29, 2001

•	Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division, from December 1992 to January 1996

•	A director of the John B. Stetson Company, a privately held company and the licensor of the Stetson trademark; a director of The Advertising Research Foundation, a not-for-profit professional organization for advertising, marketing and media research; a director of the New York Theatre Workshop, a not-for-profit off-Broadway theatre; and a director of the Parsons Dance Company, a not-for-profit dance company located in New York City

Luis G. Nogales, age 63

•	Director of Arbitron since March 30, 2001

•	Managing Partner, Nogales Investors LLC, a private equity investment firm, since 1989

•	Chairman and Chief Executive Officer of Embarcadero Media, Inc., a private company that owned and operated radio stations throughout California and Oregon, from 1992 to 1997

•	A director and member of the Audit Committee of KB Home, one of America’s largest homebuilders; a director and member of the Audit Committee of Edison International, a publicly traded international electric power generator, distributor and structured finance provider; and a director of Kaufman & Broad, SA, France, a private home and office development company

Richard A. Post, age 48

•	Director of Arbitron since March 30, 2001

•	Advisor to the Chief Executive Officer of Autobytel Inc., a publicly traded Internet automotive marketing services company, since March 2006

•	President and Chief Executive Officer of Autobytel, from April 2005 to March 2006

•	Private investor, from January 2003 to April 2005

•	Managing Partner of LoneTree Capital Partners, a venture capital firm, from July 2000 to December 2002

•	Executive Vice President and Chief Financial Officer of MediaOne Group, Inc., a broadband and wireless communications company, and President of MediaOne Capital Corp., a subsidiary of MediaOne Group, Inc., from June 1998 to July 2000

•	Chief Financial Officer of U S WEST Media, a communications company, from December 1996 to June 1998

•	President, Corporate Development of U S WEST, Inc., from June 1996 to December 1996

•	Vice President, Corporate Development of U S WEST Media, from January 1996 to June 1996

•	President, U S WEST Capital Assets, from July 1993 to June 1998

•	A director of Autobytel Inc., from 1999 to June 2006; a director of Seeds of Hope Charitable Trust, a nonprofit organization from 2002 to September 2006; and a director of Financial Security Assurance Holdings Ltd., from 1994 to 2000

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ABOVE.

Independence of Directors

Under the listing standards of the New York Stock Exchange, and pursuant to our corporate governance policies and guidelines, we are required to have a majority of “independent” directors and a nominating/corporate governance committee, compensation committee and audit committee, each composed solely of independent directors. In determining director independence, the Board broadly considers all relevant facts and circumstances, including the rules of the New York Stock Exchange. The Board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. An independent director is free of any relationship with Arbitron or its management that may impair the director’s ability to make independent judgments.

The Board of Directors has evaluated the status of each director and affirmatively determined that Ms. Archambeau and Messrs. Guarascio, Kittelberger, Nogales, Perlman, and Post are independent. Mr. Morris is not independent because he is an employee of the Company and Mr. Aldworth is not independent because his son is employed by the Company’s registered public accounting firm. Each current member of the Compensation and Human Resources Committee, the Nominating Committee and the Audit Committee is independent. The Board of Directors has also evaluated the status of Mr. Kerr, a nominee for election as a director, and affirmatively determined that Mr. Kerr is independent. Ms. Farber served on the Board of Directors and its Compensation and Human Resources Committee and Nominating Committee during 2006, prior to her resignation from the Board of Directors in July. Prior to her resignation, the Board had affirmatively determined that Ms. Farber was independent.

In evaluating the independence of Mr. Nogales, the Board of Directors considered the fact that Mr. Nogales is the managing partner of a general partnership that has a 2% ownership interest in an investment fund that has a 96% ownership interest in two radio stations that have entered into five-year radio ratings contracts with the Company substantially in the form and upon substantially the terms and conditions of the Company’s standard radio ratings contract with third parties. The average annual fees payable to the Company under this agreement are equal to approximately $156,000. The Board of Directors, with Mr. Nogales and Mr. Morris not participating, had previously reviewed and approved the terms of this transaction. Following its review of this relationship, the Board of Directors affirmatively determined that Mr. Nogales is independent.

Corporate Governance Policies and Guidelines and Codes of Ethics

Corporate Governance Policies and Guidelines.  We have adopted corporate governance policies and guidelines, which serve as principles for the conduct of the Board of Directors. The corporate governance policies and guidelines, which meet the requirements of the New York Stock Exchange listing standards, address a number of topics, including, among other things, director qualification standards, director responsibilities, the responsibilities and composition of the Board committees, director access to management and independent advisers, director compensation, management succession and evaluations of the performance of the Board.

Codes of Ethics.  We have adopted a Code of Ethics and Conduct, which applies to all of our employees, officers and directors, and meets the requirements for such code as set forth in the New York Stock Exchange listing standards. We have also adopted a Code of Ethics for the Chief Executive Officer and Financial Managers, which applies to our Chief Executive Officer, Chief Financial Officer and all managers in the financial organization of Arbitron, and meets the requirements of a “code of ethics” as defined by the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Where You Can Find These Documents.  Our corporate governance policies and guidelines, Code of Ethics and Conduct and Code of Ethics for the Chief Executive Officer and Financial Managers are available on our Web site at www.arbitron.com, and are also available in print to any stockholder who sends a written request to the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046.

Executive Sessions of Nonmanagement Directors

Consistent with the New York Stock Exchange listing standards, our corporate governance policies and guidelines provide that, in order to promote open discussion among nonmanagement directors, the Board of Directors will devote a portion of each regularly scheduled Board meeting to executive sessions without management participation. Lawrence Perlman, the Chairman of our Board of Directors, presided at such executive sessions during 2006. Following the 2007 annual meeting, the Board of Directors will elect a new chair from among its duly elected members. If the person elected to serve as chair is not independent, as defined in the New York Stock Exchange listing standards, the Board of Directors will also elect a lead independent director to preside at executive sessions of nonmanagement directors. Our corporate governance policies and guidelines provide that if the group of nonmanagement directors includes directors who are not independent, as defined in the New York Stock Exchange listing standards, it is the Company’s policy that at least one such executive session convened per year shall include only independent directors.

Communicating with the Board of Directors

Interested third parties may communicate with the Board of Directors by communicating directly with the Chairman of the Board of Directors or, if the person then serving as the chair is not independent as defined in the New York Stock Exchange listing standards, the lead independent director, by e-mailing correspondence directly to the Chairman or the lead independent director, as applicable, at nonmanagementdirectors@arbitron.com. The Chairman or the lead independent director, as applicable, will decide what action should be taken with respect to the communication, including whether such communication will be reported to the Board of Directors.

Meetings of the Board of Directors

The Board of Directors held seven meetings in 2006, including meetings by telephone conference. Each director attended at least 75% of the meetings of the Board of Directors and applicable committees on which they served during the period that they served on the Board of Directors or such committees. In addition, pursuant to our corporate governance policies and guidelines, directors are expected to attend the annual meetings of stockholders. Last year, all of our then current directors attended the annual meeting of stockholders.

Committees of the Board of Directors

The Board of Directors maintains the following six standing committees:

•	Executive

•	Audit

•	Compensation and Human Resources

•	Nominating

•	Corporate Governance

•	Technology Strategy

Membership on the Audit Committee, the Compensation and Human Resources Committee, the Nominating Committee and the Corporate Governance Committee is limited to directors who are “independent” of Arbitron, as that term is defined in the New York Stock Exchange listing standards and as affirmatively determined by the Board of Directors.

Executive Committee

The following directors currently serve on the Executive Committee:

Lawrence Perlman, Chair
Alan W. Aldworth
Stephen B. Morris

The Executive Committee acts on matters that arise between Board meetings and require immediate action. All actions taken by this committee will be reported to, and ratified by, the Board of Directors. The Executive Committee did not meet in 2006.

Audit Committee

The following directors currently serve on the Audit Committee:

Richard A. Post, Chair
Shellye L. Archambeau
Larry E. Kittelberger

As required by the charter of the Audit Committee, our corporate governance guidelines, and the New York Stock Exchange listing standards, all members of the Audit Committee qualify as “independent” directors within the meaning of the New York Stock Exchange listing standards and Rule 10A-3 under the Securities and Exchange Act of 1934, as amended, are financially literate within the meaning of the New York Stock Exchange listing standards and meet the experience and financial expertise requirements of the New York Stock Exchange listing standards. The Board of Directors has determined that Richard A. Post is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. The principal purposes of the Audit Committee are to:

•	assist the Board of Directors in the oversight of:

•	the integrity of Arbitron’s financial statements;

•	Arbitron’s compliance with legal and regulatory requirements;

•	the qualification and independence of Arbitron’s independent auditors; and

•	the performance of Arbitron’s internal audit function and independent auditors; and

•	prepare an audit committee report as required by the Securities and Exchange Commission to be included in the annual proxy statement.

The Board of Directors has adopted an amended and restated written charter for the Audit Committee effective as of February 27, 2007. Nothing contained herein modifies the Audit Committee charter. A copy of the Audit Committee’s charter is available on our Web site at www.arbitron.com and is available in print, free of charge, to any stockholder who requests it. You can obtain such a copy in print by contacting the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046. The Audit Committee held 15 meetings in 2006, including meetings by telephone conference.

Compensation and Human Resources Committee

The following directors currently serve on the Compensation and Human Resources Committee:

Philip Guarascio, Chair
Luis G. Nogales
Lawrence Perlman

Each member of the Compensation and Human Resources Committee qualifies as an “independent” director under the New York Stock Exchange listing standards. The principal responsibilities of the Compensation and Human Resources Committee are to:

•	review and approve Arbitron’s corporate goals and objectives with respect to the compensation of the Board of Directors, Chief Executive Officer, and executive officers other than the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determine and approve the appropriate level and structure of the Chief Executive Officer’s compensation based on this evaluation;

•	determine and approve non-CEO executive compensation and incentive and equity-based compensation plans;

•	produce a compensation committee report for inclusion in the Company’s annual meeting proxy statement as required by the Securities and Exchange Commission;

•	review and approve for inclusion in the Company’s annual meeting proxy statement or Annual Report on Form 10-K, as the case may be, the “Compensation Discussion and Analysis” section relating to executive compensation as required by the Securities and Exchange Commission; and

•	review and approve nonemployee director compensation.

The Committee has retained the firm of Frederic W. Cook & Co., Inc. as its compensation consultant to assist in the continual development and evaluation of compensation policies and the Compensation and Human Resources Committee’s determinations of compensation awards. The role of Frederic W. Cook & Co., Inc. is to provide independent, third-party advice and expertise in executive compensation issues.

The Board of Directors has adopted an amended and restated charter for the Compensation and Human Resources Committee effective as of February 20, 2007. Nothing contained herein modifies the Compensation and Human Resources Committee charter. A copy of the Compensation and Human Resources Committee’s charter is available on our Web site at www.arbitron.com and is available in print, free of charge, to any stockholder who requests it. You can obtain such a copy in print by contacting the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046. The Compensation and Human Resources Committee held four meetings in 2006 including one executive session without representatives of management.

Nominating Committee

The following directors currently serve on the Nominating Committee:

Philip Guarascio, Chair
Larry E. Kittelberger
Richard A. Post

Each member of the Nominating Committee qualifies as an “independent” director under the New York Stock Exchange listing standards. The principal purposes of the Nominating Committee are to:

•	identify, in accordance with policies and procedures adopted by the Nominating Committee from time to time, individuals who are qualified to serve as directors; and

•	recommend such individuals to the Board of Directors, either to fill vacancies that occur on the Board from time to time or in connection with the selection of director nominees for each annual meeting of stockholders.

The Nominating Committee has approved, and the Board of Directors has adopted, policies and procedures to be used for considering potential director candidates to continue to ensure that our Board of Directors consists of a diversified group of qualified individuals who function effectively as a group. These policies and procedures provide that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess: (1) strength of character; (2) an ability to exercise independent thought, practical wisdom and mature judgment; (3) an ability to make independent analytical inquiries; (4) a willingness and ability to devote adequate time and resources to diligently perform Board of Director duties; and (5) a reputation, both personal and professional, consistent with the image and reputation of Arbitron. In addition to the aforementioned minimum qualifications, the Nominating Committee also believes that there are other factors that, while not prerequisites for nomination, should be taken into account when considering whether to recommend a particular person. These factors include: (1) whether the person possesses specific media and marketing expertise and familiarity with general issues affecting Arbitron’s business; (2) whether the person’s nomination and election would enable the Board of Directors to have a member that qualifies as an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission; (3) whether the person would qualify as an “independent” director under the New York Stock Exchange listing standards and the Company’s corporate governance policies and guidelines; (4) the importance of continuity of the existing composition of the Board of Directors; and (5) the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise. The Nominating Committee retains a third-party executive search firm to identify and review candidates upon request of the Nominating Committee from time to time.

The Nominating Committee seeks to identify director candidates based on input provided by a number of sources, including (i) Nominating Committee members, (ii) other directors of the Company, and (iii) stockholders of the Company. The Nominating Committee also has the authority to consult with or retain advisers or search firms to assist in the identification of qualified director candidates.

As part of the identification process, the Nominating Committee takes into account the number of expected director vacancies and whether existing directors have indicated a willingness to continue to serve as directors if renominated. Once a director candidate has been identified, the Nominating Committee then evaluates this candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing directors who are being considered for renomination will be reevaluated as part of the Nominating Committee’s process of recommending director candidates.

The Nominating Committee considers candidates recommended by stockholders in the same manner as all other director candidates. Stockholders who wish to suggest qualified candidates must comply with the advance notice provisions and other requirements of Article II, Section 13 of our bylaws. These notice provisions require that recommendations for directors must be received not less than 90 days nor more than 120 days prior to the date of the annual meeting of stockholders for the preceding year. The notice must follow the guidelines set forth in this proxy statement under the heading, “— Other Matters — Director Nominations.”

After completing the identification and evaluation process described above, the Nominating Committee recommends to the Board of Directors the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board of Directors then selects director nominees for stockholders to consider and vote upon at the stockholders’ meeting.

The Board of Directors has adopted an amended and restated written charter for the Nominating Committee, a copy of which is available on our Web site at www.arbitron.com and is available in print, free of charge, to any stockholder who requests it. You can obtain a copy in print by contacting the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046. The Nominating Committee met three times in 2006.

Corporate Governance Committee

The following directors currently serve on the Corporate Governance Committee:

Lawrence Perlman, Chair
Shellye L. Archambeau
Philip Guarascio
Larry E. Kittelberger
Luis G. Nogales
Richard A. Post

Each member of the Corporate Governance Committee qualifies as an “independent” director under the New York Stock Exchange listing standards. The principal purposes of the Corporate Governance Committee are to:

•	develop, recommend, implement and monitor a set of corporate governance guidelines, a code of business conduct and ethics, and a code of ethics for senior financial officers adopted by the Board of Directors;

•	oversee the evaluation of the Board of Directors and management; and

•	ensure that Arbitron is in compliance with all New York Stock Exchange listing requirements.

The Board of Directors has adopted an amended and restated written charter for the Corporate Governance Committee, a copy of which is available on our Web site at www.arbitron.com and is available in print, free of charge, to any stockholder who requests it. You can obtain a copy in print by contacting the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046. The Corporate Governance Committee did not meet in 2006.

Technology Strategy Committee

The following directors serve on the Technology Strategy Committee:

Larry E. Kittelberger, Chair
Shellye L. Archambeau
Stephen B. Morris
Luis G. Nogales
Richard A. Post

The principal purposes of the Technology Strategy Committee are to:

•	review risks, opportunities and priorities as they pertain to Arbitron’s existing technology and strategies for the future;

•	assess the Company’s capabilities to execute against its agreed priorities; and

•	make recommendations, as appropriate, to the Chief Executive Officer and the Board of Directors.

The Technology Strategy Committee held four meetings in 2006.

2006 Director Compensation

The table below provides information concerning the compensation of the directors for our most recently completed fiscal year. Except as noted below, all of our directors are paid at the same rate. The differences among directors in the table below are a function of additional compensation for chairing a committee, varying numbers of meetings attended and corresponding payments of meeting fees, and the form in which each director elects to receive retainer fees. In accordance with SEC regulations, share-based compensation is valued at the grant date fair value computed in accordance with Statement of Financial Accounting Standards No. 123 (Revised), “Share-Based Payment” (“SFAS No. 123(R)”). We disclose such expense ratably over the vesting period. We include in the table below the ratable portion of grants made both in the current and in prior years to the extent the vesting period for those grants occurred in such year.

Each director who is not also an employee of Arbitron or its subsidiaries is entitled to receive an annual retainer fee of $30,000, which is paid in quarterly installments. The nonemployee chair of the Audit Committee is entitled to receive a supplemental annual cash payment of $10,000; nonemployee chairs of the Compensation and Human Resources Committee, the Nominating Committee and the Technology Strategy Committee are entitled to receive a supplemental annual cash payment of $7,500. For each Board meeting attended, in person or by telephone, participating nonemployee directors are entitled to receive $1,500. For each committee meeting attended in person, participating nonemployee directors are entitled to receive $1,500. For each committee meeting attended by telephone, participating nonemployee directors are entitled to receive

$750. The nonemployee Chairman of the Board of Directors receives an annual cash payment of $135,000 in addition to the annual retainer fee.

Each newly elected nonemployee director receives a one-time grant of an option to purchase 15,000 shares of Arbitron common stock. These options will vest and become exercisable in three equal installments of 5,000 shares over a three-year period and expire 10 years from the date of grant. Beginning the year after initial election to the Board of Directors, each nonemployee director also receives an annual grant of an option to purchase 7,000 shares of Arbitron common stock on the date of the annual meeting of stockholders. The exercise price per share of each option granted is equal to 100% of the fair market value of the underlying Arbitron common stock on the date the option is granted, which is equal to the closing price of the Company’s common stock on such date. The annual grant of options are fully vested on the date of grant, become exercisable in full six months after their date of grant and expire 10 years from the date of grant.

The Company previously adopted a Nonemployee Director Incentive Program, as a component of its 1999 Stock Incentive Plan, which permits nonemployee directors to receive, at their discretion, either stock options or deferred stock units (“DSUs”) in lieu of their annual cash retainers and meeting fees. A DSU provides for the delivery of a share of Arbtiron’s common stock at a future date elected by the participant. In the event that a director elects to receive DSUs, such director will receive dividend equivalent rights on such DSUs to the extent dividends are issued on common stock. A director who elects to receive options receives a number of options based on a calculation approved by the Board of Directors. The formula for determining the number of option shares is to divide the cash fees earned in the quarter by the closing price of Arbitron common stock on the date of the grant, which is the last trading day of the quarter. This amount is then multiplied by four to arrive at the number of option shares granted. A director who elects to receive DSUs receives a number of units based on a calculation approved by the Board of Directors. The formula for determining the number of DSUs is to multiply the cash fees earned in the quarter by 120% and divide the result by the closing price of Arbitron common stock on the date of the grant, which is the last trading day of the quarter. The amounts set forth in the table below for each director in the column “Fees Earned or Paid in Cash” represent the cash payment of annual retainers and fees or, if the director elected to receive equity-based compensation in lieu of all or a portion of such retainers and fees, the amount of cash the director would have received if the director had not elected to receive such equity-based compensation. If the director elected to receive equity-based compensation in lieu of annual cash retainers and fees, we report in the columns “Stock Awards” and “Option Awards,” as applicable, the dollar amount recognized for financial statement reporting purposes with respect to 2006 in accordance with SFAS No. 123(R) of the aggregate incremental value of (1) equity-based compensation received in lieu of annual cash retainers and fees in excess of (2) the cash such director would have received if the director had not elected to receive equity-based compensation.

It is also the philosophy of the Company that directors have a meaningful equity ownership in the Company. In 2004, the Board established ownership guidelines concerning director stock ownership. The guidelines are for each director to own shares with a value of four times the annual retainer paid to that director. These guidelines are expected to be achieved over five years and include all owned shares, as well as DSUs owned by the directors under the Company’s Director Deferred Compensation Plan, but outstanding and unexercised stock options are not counted.

Mr. Morris is also an employee of Arbitron and is not separately compensated for his service as a director.

2006 Director Compensation

	Fees Earned or
	Paid in		Option		All Other
	Cash	Stock Awards	Awards		Compensation	Total
Name	($)(1)	($)(2)	($)(3)(4)		($)(5)	($)

Alan W. Aldworth	52,500	5,989	126,754	(6)	506	185,749
Shellye L. Archambeau	55,500	—	211,863	(6)	—	267,363
Erica Farber(7)	26,605	4,147	92,420		1,357	124,529
Philip Guarascio	57,375	11,495	92,420		1,451	162,741
Larry E. Kittelberger	66,000	13,206	92,420		1,833	173,459
Luis G. Nogales	48,000	5,989	92,420		506	146,915
Lawrence Perlman	175,500	—	92,420		—	267,920
Richard A. Post	72,250	3,994	98,584		338	175,166

(1)	We report in this column the cash value of board retainer fees, committee chair fees, and board and committee meeting fees earned by each director in 2006. Pursuant to the terms of our Nonemployee Director Incentive Program described above, each director may elect to receive either stock options or DSUs, or a combination, in lieu of annual cash retainers and fees. If a director elects to receive equity-based compensation in lieu of annual cash retainers and fees, the aggregate incremental value of such equity-based compensation in excess of the cash such director would have received is reported in the Stock Awards or Option Awards columns of this table, as applicable. Mr. Aldworth elected to receive 951 DSUs in lieu of board retainer fees and $22,500 in cash for board and committee meeting fees. Ms. Archambeau elected to receive all retainers and fees in cash. Ms. Farber elected to receive 549 DSUs in lieu of board retainer fees, 138 DSUs in lieu of committee chair fees, and $6,000 in cash for board and committee meeting fees. Mr. Guarascio elected to receive 951 DSUs in lieu of board retainer fees, 291 DSUs in lieu of committee chair fees, 280 DSUs in lieu of board meeting fees, and 280 DSUs in lieu of committee meeting fees. Mr. Kittelberger elected to receive 951 DSUs in lieu of board retainer fees, 239 DSUs in lieu of committee chair fees, 232 DSUs in lieu of board meeting fees, and 662 DSUs in lieu of committee meeting fees. Mr. Nogales elected to receive 951 DSUs in lieu of board retainer fees and $18,000 in cash as board and committee meeting fees. Mr. Perlman received as Chairman of the Board a $135,000 annual cash payment and elected to receive all board retainer fees and board and committee meeting fees in cash. Mr. Post elected to receive an aggregate of 476 DSUs and options to purchase 1,584 shares of common stock in lieu of board retainer fees, an aggregate of 158 DSUs and options to purchase 529 shares of common stock in lieu of committee chair fees, and $32,250 in cash as board and committee meeting fees.

(2)	Pursuant to the terms of our Nonemployee Director Incentive Program, directors may elect to receive DSUs in lieu of annual cash board retainer fees, committee chair fees, and board and committee meeting fees. We report in this column the dollar amount recognized for financial statement reporting purposes with respect to 2006 in accordance with SFAS No. 123(R) of the aggregate incremental value of (A) DSUs received by directors lieu of annual cash retainers and fees in excess of (B) the cash such director would have received if the director had not elected to receive DSUs.

(3)	We report in this column the ratable portion of the value of grants made in 2006 and prior years, calculated in accordance with SFAS No. 123(R), to the extent the vesting period occurred in 2006. Please refer to note 15 of our notes to financial statements for a discussion of the assumptions related to the calculation of such value. On May 24, 2006, each director received an annual grant of options to purchase 7,000 shares of our common stock. These options have an exercise price equal to $39.87 per share, are fully vested on the date of grant, and become exercisable six months after the date of grant. Pursuant to the terms of our Nonemployee Director Incentive Program, directors may elect to receive stock options in lieu of annual cash board retainer fees, committee chair fees, and board and committee meeting fees. For Mr. Post only, this amount includes the aggregate dollar amount recognized for financial statement reporting purposes with respect to 2006 in accordance with SFAS No. 123(R) of the aggregate incremental value of (A) stock options received by Mr. Post in lieu of annual cash retainers and fees in excess of (B) the cash Mr. Post would have received had he not elected to receive stock options.

(4)	As of December 31, 2006, the aggregate number of unexercised options (vested and unvested) held by each director was as follows: Mr. Aldworth — 29,000, Ms. Archambeau — 22,000, Ms. Farber — 62,150, Mr. Guarascio — 51,386, Mr. Kittelberger — 61,366, Mr. Nogales — 66,891, Mr. Perlman — 73,699, and Mr. Post — 79,468. As of December 31, 2006, the aggregate number of DSUs held by each director was as follows: Mr. Aldworth — 1,850, Ms. Archambeau — 0, Ms. Farber — 3,696, Mr. Guarascio — 4,813, Mr. Kittelberger — 5,906, Mr. Nogales — 1,850, Mr. Perlman — 0, and Mr. Post — 1,234. We provide complete beneficial ownership information of Arbitron stock for each of our directors in this proxy statement under the heading, “— Stock Ownership Information — Stock Ownership of Arbitron’s Directors and Executive Officers.”

(5)	Amounts reported in this column represent dividend equivalent units received in respect of DSUs held by each director. In 2006, Mr. Aldworth received approximately 13 dividend equivalent units, Ms. Farber received approximately 35 dividend equivalent units, Mr. Guarascio received approximately 38 dividend equivalent units, Mr. Kittelberger received approximately 47 dividend equivalent units, Mr. Nogales received approximately 13 dividend equivalent units, and Mr. Post received approximately 9 dividend equivalent units.

(6)	Pursuant to SFAS No. 123(R), expense is recognized over a three-year vesting period for each director’s initial grant of options to purchase 15,000 shares of common stock. Mr. Aldworth received his initial grant on May 17, 2004, and Ms. Archambeau received her initial grant on November 15, 2005.

(7)	Ms. Farber resigned from the Board of Directors on July 18, 2006.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Unless the context requires otherwise, in this Executive Compensation and Other Information section, including the Compensation Discussion and Analysis and the tables which follow it, references to “we,” “us,” “our,” “its” or similar terms are to Arbitron Inc. and its subsidiaries.

Executive Officers

Information concerning the persons who currently serve as Arbitron’s executive officers is provided below. Each of the named persons has been elected to the office indicated opposite the person’s name. The executive officers serve at the discretion of the Board of Directors. Officers generally are elected at the annual meeting of directors held immediately following the annual meeting of stockholders. The Board of Directors may elect additional executive officers from time to time.

Stephen B. Morris, age 63, President and Chief Executive Officer since March 30, 2001

•	Director of Arbitron since March 30, 2001

•	Executive Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division, from January 1996 to March 29, 2001

•	Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division, from December 1992 to January 1996

Pierre C. Bouvard, age 45, President of Sales and Marketing since December 21, 2005

•	President of Portable People Meter/International of Arbitron, from January 2005 to December 21, 2005

•	President of International/New Ventures of Arbitron, from July 2002 to December 2004

•	President of Webcast Services and New Ventures of Arbitron, from March 30, 2001, to June 2002

•	Executive Vice President of Worldwide Media Information Services of Ceridian Corporation’s Arbitron division, from September 1999 to March 29, 2001

•	Executive Vice President of Radio and Internet Services of Ceridian Corporation’s Arbitron division, from February 1999 to September 1999

•	Vice President and General Manager of Arbitron Radio of Ceridian Corporation’s Arbitron division, from January 1995 to February 1999

Owen Charlebois, age 54, President of Operations, Technology, and Research & Development since December 21, 2005

•	President of U.S. Media Services of Arbitron, from March 30, 2001, to December 21, 2005

•	President of U.S. Media Services group of Ceridian Corporation’s Arbitron division, from January 2001 to March 29, 2001

•	President and Chief Executive Officer of the BBM Bureau of Measurement, a Canadian nonprofit, member-owned tripartite industry organization, from 1990 to December 2000

Sean R. Creamer, age 42, Executive Vice President of Finance and Planning and Chief Financial Officer since November 4, 2005

•	Senior Vice President and Chief Financial Officer of Laureate Education, Inc. (formerly Sylvan Learning Systems, Inc.), a publicly traded company focused on providing higher education through a global network of accredited campus-based and online universities, from April 2001 to September 2005

•	Vice President, Corporate Finance of Laureate Education, Inc., from June 2000 to September 2001; became Laureate’s Corporate Treasurer in February 2001; and joined Laureate as Vice President, Corporate Tax in August 1996

•	Tax Manager for Exxon Mobil Corporation (formerly Mobil Corporation), a publicly traded company whose principal business is energy, involving exploration for, and production of, crude oil and natural gas, and manufacturing petroleum products, from 1990 to 1996

•	Auditing and Tax work for PricewaterhouseCoopers, an industry-focused company which provides assurance, tax and advisory service for public and private clients in four key areas: corporate accountability; risk management; structuring and M&A; and performance and process improvement, from 1986 to 1990

•	Certified Public Accountant since 1987

Linda Dupree, age 48, Executive Vice President, Portable People Meter New Product Development since February, 2007

•	Senior Vice President of Portable People Meter New Product Development, from March 1, 2003 to January, 2007

•	Senior Vice President of Advertiser/Agency Services of Arbitron, from March 30, 2001 to February 2003

•	Senior Vice President of Advertiser/Agency Services of Ceridian Corporation’s Arbitron division, from November 2000 to March 29, 2001

•	Vice President, Sales, of Advertiser/Agency Services of Ceridian Corporation’s Arbitron division, from November 1996 to November 2000

Vaughan Scott Henry, age 45, Executive Vice President and Chief Information Officer since February 9, 2005

•	Regional Vice President of Delivery Operations of E5 Systems, a private IT services company, from July 2003 to January 2005

•	Chief Customer Officer of Vitria Technology, Inc., a publicly traded provider of business process integration solutions, from October 2001 to April 2003

•	Chief Information Officer of Talkingnets, a voice and data communications provider that offers softswitch-based voice and high-speed data services to businesses, from September 2000 to September 2001

•	Vice President, Information Technology, at Verizon Communications, Inc. (formerly Bell Atlantic Corporation), from August 1996 to September 2000; and Executive Director, Strategic Billing, from November 1994 to August 1996

Claire L. Kummer, age 60, Executive Vice President of Operations, Integration and Manufacturing since December 21, 2005

•	Executive Vice President of Operations, from March 30, 2001, to December 20, 2005

•	Vice President of Operations of Ceridian Corporation’s Arbitron division, from November 1997 to March 29, 2001

•	Vice President of Strategy and Project Manager of Ceridian Corporation’s Arbitron division, from November 1993 to November 1997

Kathleen T. Ross, age 54, Executive Vice President and Chief Administrative Officer since September 13, 2005

•	Executive Vice President, Organization Effectiveness and Public Relations of Arbitron, from March 30, 2001 to September 12, 2005

•	Vice President of Organization Effectiveness and Public Relations of Ceridian Corporation’s Arbitron division, from November 1998 to March 29, 2001

•	Vice President of Organization Effectiveness of Ceridian Corporation’s Arbitron division, from July 1994 to November 1998

Timothy T. Smith, 43, Executive Vice President and Chief Legal Officer, Legal and Business Affairs since August 1, 2006

•	Senior Vice President, General Counsel and Corporate Secretary of Manugistics, Inc., a public software company, from January 2000 to July 2006

•	Vice President, General Counsel of Land Rover North America, from May 1998 to December 2000

•	Senior Associate Counsel to Dart Group Corporation, from March 1995 to May 1998

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this section, we discuss certain aspects of our compensation program as it pertains to our principal executive officer, our principal financial officer and our three other most highly compensated executive officers in 2006. We refer to these five persons throughout this proxy statement as the “named executive officers.” Our discussion focuses on compensation and practices relating to our most recently completed fiscal year.

We believe that the performance of each of the named executive officers has the potential to impact both our short-term and long-term profitability. Therefore, the Compensation and Human Resources Committee (referred to as the “Committee” in the remainder of this section) and management place considerable importance on the design and administration of the executive compensation program.

Objectives

Our executive compensation program is designed to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive with the various labor markets and industries in which we compete for talent. We provide incentives to advance the interests of stockholders and deliver levels of compensation that are commensurate with performance. Overall, we design our compensation program to:

•	support the corporate business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding superior achievement;

•	recruit and retain executive talent; and

•	create a strong performance alignment with stockholders.

We are in the process of executing a multi-year strategic plan that management and the Board believe will result in the following:

•	transformation of the Company from diary-based audience measurement methodology to electronic measurement;

•	diversification of revenue streams beyond the radio industry; and

•	increased international initiatives.

This strategic transformation has required and will require new executive skill sets. Indeed, we have revamped our executive team over the past 24 months, reducing the size from 10 to nine, three of whom are new to the Company.

Components

We seek to achieve the objectives of our compensation program through the following three key compensation elements:

•	base pay;

•	annual performance-based, non-equity incentive plan payments; and

•	periodic grants of long-term, equity-based compensation, such as stock options, restricted stock units and/or restricted stock, which will be subject to either performance-based and/or time-based vesting requirements.

Setting 2006 Executive Compensation

In making compensation decisions with respect to each element of total compensation, the Committee considers the competitive market for executives and compensation levels provided by comparable companies, including businesses engaged in activities similar to us as well as large, diversified, publicly traded and privately held businesses with a scope and complexity similar to Arbitron (collectively, the “Compensation Peer Group”). The Compensation Peer Group, which is periodically reviewed and updated by the Committee, consists of companies operating in similar sectors and of similar market capitalization, including companies against which the Committee believes Arbitron competes for executive talent and stockholder investment. The companies constituting the Compensation Peer Group are:

IMS Health Incorporated	Total Systems Services, Inc.
ACXIOM Corporation	TeleTech Holdings, Inc.
Harte-Hanks, Inc.	SITEL Corporation
Gartner, Inc.	Fair Isaac Corporation
The Corporate Executive Board Company	infoUSA Inc.
APAC Customer Services, Inc.	Opinion Research Corporation
Forrester Research, Inc.

The Committee generally does not attempt to set each compensation element for each executive within a particular range related to levels provided by the Compensation Peer Group. Instead, the Committee uses market comparisons as one factor in making compensation decisions. Other factors considered when making individual executive compensation decisions include individual contribution and performance, reporting structure, internal pay relationship, complexity and importance of role and responsibilities, leadership, and growth potential. Occasionally other considerations influence pay levels, such as recruiting a new executive. All executive compensation decisions are made by the Committee after review with the Committee’s independent compensation consultant.

Base Salary

The purpose of base salary is to reflect job responsibility, experience, value to the Company and individual performance with respect to market competitiveness. Minimum salary for Mr. Morris is determined by his employment agreement. The amount of any increase over this minimum salary and salaries for named executive officers whose salaries are not specified in an agreement are determined by the Committee based on a variety of factors, including:

•	the nature and responsibility of the position and, to the extent available, salary norms for persons in comparable positions at comparable companies;

•	the expertise of the individual executive;

•	the competitiveness of the market for the executive’s services; and

•	the recommendations of the CEO (except in the case of his own compensation).

We compete with many larger companies for top executive talent. As such, the base salary component is generally targeted to be between the 50th and 60th percentile of the Compensation Peer Group. However, recruiting and retaining specific executives may result in some variation from this target. Where not specified by contract, salaries are generally reviewed annually. These objectives recognize the Committee’s expectation that, over the long term, Arbitron will generate stockholder returns in excess of the average of the Compensation Peer Group.

Base salary is the foundation of our executive compensation program and is designed to compensate executives for services rendered during the year. In setting base salaries, the Committee considers the importance of linking a high proportion of executive officers’ compensation to performance in the form of the annual non-equity incentive plan payment, which is tied to both Company performance measures and individual performance as well as long-term stock-based compensation, which is tied to Company stock price performance and performance compared to the Compensation Peer Group.

Non-equity Incentive Plan Compensation

Our compensation program provides for an annual cash payment that is performance linked. The objective of the program is to compensate executives based on the achievement of specific goals that are intended to correlate closely with growth of long-term stockholder value.

The annual non-equity incentive plan is designed to reward executives for achieving corporate goals, providing significant upside for exceeding such goals. Early in the fiscal year, the Committee, working with senior management and the Committee’s independent compensation consultant, sets performance goals for the Company and for individual executives. The annual non-equity incentive plan compensation for which executives other than the CEO are eligible is equal to between 40% and 55% of salary at target; and 80% and 110% of salary at superior. Pursuant to the terms of his employment agreement, the target annual non-equity incentive plan payment for Mr. Morris is equal to 75% of his base salary at target and 150% of his base salary at superior during the term of the agreement. The CEO’s and the CFO’s annual non-equity incentive payments are based entirely on the achievement of corporate goals. Mr. Henry’s annual non-equity incentive payments are based 70% on achievement of corporate goals and 30% on the achievement of individual goals. The other named executive officers’ annual non-equity incentive payments are based 50% on the achievement of corporate goals and 50% on the achievement of individual goals, based on the evaluation and recommendation of the CEO. Targets for annual non-equity incentive payments for named executive officers other than the CEO and CFO are allocated between corporate goals and individual goals in order to focus executives on the areas for which they are responsible, while also recognizing their role as leaders of the Company as a whole.

In determining the extent to which the performance goals are met or exceeded for a given period, the Committee exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events. As a result, the Committee considered the effect of the early retirement of certain long-term debt on EPS in evaluating 2006 performance goals.

As a part of the annual financial and strategic planning process, the Committee (typically in January) reviews and assesses the Company’s performance against each of the performance goals established at the outset of the prior year. The Committee also considers the recommendation of the CEO (for executive officers other than himself) in exercising its judgment.

At the beginning of 2006, the Committee established performance goals for fiscal 2006 annual non-equity incentive payments based on the following five corporate financial and performance measures: earnings per share, revenue, Portable People Meter (“PPM”), Project Apollo and IT. The two financial targets, earnings per share and revenue, are selected by the Committee in order to reward executives for improving the Company’s overall financial performance. The two financial targets are, in the aggregate, weighted at 60% of the total corporate goals to reflect the importance the Committee places on the Company’s financial performance. Between the two financial targets, earnings per share is emphasized in order to focus executives’ attention on a financial measure that the Committee believes aligns the interests of management with those of long-term stockholders and rewards management for creating value for such long-term stockholders.

Earnings per share (50% of total non-equity incentive plan payment)
Threshold	$1.60
Target	$1.63
Superior	$1.66
Revenue (10% of total non-equity incentive plan payment)
Threshold	$328.5M
Target	$333.5M
Superior	$338.5M

The Board and management have identified the shift away from diary-based radio audience measurement methodology and toward electronic measurement as a crucial component of the Company’s future success. The three non-financial performance targets, PPM, Project Apollo and IT, are three key areas the Committee believes require significant company-wide effort in order to achieve the Company’s strategic goals. Accordingly, the Committee has selected the three non-financial targets in order to reward executives for significant progress toward achieving long-term strategic goals that the Board believes are necessary to position the Company for future growth.

Portable People Meter (20% of total non-equity incentive plan payment)

Threshold	Committee discretion whether to award any non-equity incentive plan payment for performance falling below the Target.

Target	Commercialization of PPM in the Houston market. For the purposes of this target, “commercialization” is defined as a critical mass of customers under contract to receive PPM data and the discontinuation of diary service.

Superior	Target, plus customer commitments for three additional markets.

Project Apollo (10% of total non-equity incentive plan payment)	Threshold, Target and Superior are all based on degrees of progress toward a national launch.

IT (10% of total non-equity incentive plan payment)

Threshold	Committee discretion whether to award any non-equity incentive plan payment for performance falling below the Target.

Target	Software development work on new platforms for use by both radio and advertising agency customers, complete with sufficient functionality to begin customer conversions by December 31.

Superior	One of the two platforms has 100% of the desired functionality complete.

The Committee approved the following assessment of 2006 performance:

Component	Actual Performance	Score

EPS	$1.68	Superior
Revenue	$328.6M	Threshold
Portable People Meter		Target
Project Apollo		Target
IT		Target

The payout for the corporate performance component of each executive’s non-equity incentive plan payment was equal to approximately 144.5% of the target corporate performance non-equity incentive plan payment for which such executive was eligible. The Committee determines whether, and the extent to which, personal goals have been met based, in part, upon the recommendation of the CEO. As a result of these determinations, the Committee awarded the non-equity incentive plan payment amounts set forth in the Summary Compensation Table.

Long-term Incentive Equity

The long-term incentive program provides a periodic award (typically annual) that is performance based. The objective of the program is to align compensation for named executive officers over a multiyear period directly with the interests of stockholders of the Company by motivating and rewarding creation and preservation of long-term stockholder value. The level of long-term incentive compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to named executive officers and the goals of the compensation program described above.

The Company’s long-term incentive compensation plan generally takes the form of a mix of stock option awards and restricted stock grants. These two vehicles reward stockholder value creation in slightly different ways. Stock options (which have exercise prices equal to the market price on the date of grant) reward executives only if the stock price increases. Restricted stock is impacted by all stock price changes and, therefore, the value to named executive officers is affected by both increases and decreases in stock price. On February 22, 2006, the Committee approved grants of stock options and restricted stock to executives with an effective date of March 1, 2006, as set forth in “— 2006 Grants of Plan-Based Awards” below. During 2006, the Committee’s practice was to make all grants effective as of the first business day of the month following the date of Committee action on the grant. This policy was intended to ensure that all grants would vest at the beginning of a month for purposes of bookkeeping and administrative convenience. The Committee has discontinued this practice and during 2007 and going forward, all grants will be effective as of the date the Committee approves the grant, and all option grants will have an exercise price equal to the closing price of our common stock on the date the Committee approves the grant. During 2006, for named executive officers other than Mr. Morris, approximately 50% of the total value of long-term compensation awards took the form of stock options, with restricted stock providing for the remaining value. During 2006, the Committee granted restricted stock to executives because it believed that this was an efficient way to reward them for, and motivate them toward, superior performance.

The long-term incentive program calls for stock options to be granted with exercise prices of not less than the fair market value of the Company’s stock on the effective date of grant and to vest ratably over three years, based on continued employment. Fair market value is equal to the closing price of the Company’s common stock on the date the Committee approves the grant, or for the grants made in 2006, the first business day of the month following the date the Committee approved the grant. The Committee will not grant stock options with exercise prices below the fair market value of the Company’s stock on the effective date of grant (determined as described above), and will not reduce the exercise price of stock options (except in connection with adjustments to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events permitted by the relevant plan) without stockholder approval. New option grants to named executive officers vest ratably over three years and have a term of 10 years. Restricted stock granted to named executive officers, except for Mr. Morris’s 2007 grant of restricted stock units, vests ratably over four years, based on continued employment and any unvested shares are forfeitable to the Company upon termination.

In addition to the long-term incentive equity awards paid to named executive officers in 2006 and/or set forth in the tables below, in February 2007, the Committee awarded restricted stock units to named executive officers in the following amounts: Mr. Morris: 43,333 units, Mr. Creamer: 13,667 units, Mr. Charlebois: 16,400 units, Mr. Bouvard: 16,400 units, and Mr. Henry: 10,933 units. Mr. Morris’s restricted stock units vest in three equal annual installments beginning on December 31, 2007, subject to continued employment. Each of the other named executive officers’ restricted stock units vest ratably over four years beginning on the first anniversary of grant, subject to continued employment. All unvested restricted stock units are forfeitable upon termination of employment. The restricted stock units granted in 2007 do not provide voting or dividend rights until the units are vested and converted into common stock.

In determining the annual grants of stock options and restricted stock, the Committee considers any contractual requirements, individual performance, market data on total compensation packages, the value of long-term incentive grants at targeted external companies within the Compensation Peer Group, total stockholder return, share usage and stockholder dilution and, except in the case of the award to the CEO, the recommendations of the CEO.

Benefits and Perquisites

With limited exceptions, the Committee supports providing benefits and perquisites to named executive officers that are substantially the same as those offered to other officers of the Company at or above the level of vice president. Exceptions include the relocation assistance offered to Mr. Henry.

Post Termination Compensation

Retirement Plans

Mr. Morris participates in a defined benefit pension plan and two supplemental retirement plans, the Arbitron Benefit Equalization Plan (“BEP”) and the Supplemental Executive Retirement Plan (“SERP”). The amount payable under such retirement plans to Mr. Morris is determined by the plan’s benefit formula, which we describe in the section “Pension Benefits Table” below. The amount of benefits varies based upon the plan, the executive’s years of service with us and the executive’s compensation. We generally target total compensation (including retirement benefits) at peer median.

We offer a qualified 401(k) Plan to provide our employees tax-advantaged savings vehicles. We make matching contributions to the 401(k) Plan to encourage employees to save money for their retirement. This plan and our contributions to it enhance the range of benefits we offer to executives and further our ability to attract and retain employees.

Under the terms of the 401(k) Plan, employees may defer from 1% to 17% of their eligible earnings, and we contribute a matching contribution of 50% of before tax employee contributions up to a maximum of 3% to 6% of eligible employee earnings. We may also make an additional discretionary matching contribution of 0% to 30% of before tax employee contributions up to a maximum of 3% to 6% of eligible employee earnings (depending on the Company’s profitability). The 3% maximums referred to in the previous sentences relate to employees who are pension participants and the 6% maximums relate to employees who are not pension participants.

Our matching contributions to the 401(k) Plan for each named executive officer are set forth in the Summary Compensation Table below. See also “— 2006 Nonqualified Deferred Compensation — 401(k) Plan.”

Morris Employment Agreement

Mr. Morris is party to an employment agreement with the Company that provides for continued employment until December 31, 2009. The agreement also provides for the Company to retain Mr. Morris to provide consulting services to the Company for three years commencing January 1, 2010. During the consulting term, the Company will pay Mr. Morris a quarterly consulting fee of $83,333, as well as reasonable costs and expenses incurred in providing the consulting services. Pursuant to the agreement, Mr. Morris waived any rights to accelerate the vesting of restricted stock awards or stock options upon his retirement.

The agreement also provides for the payment of a lump sum to Mr. Morris or his estate upon his death or disability or a change of control of the Company during the term of the agreement. The terms of the change of control provision during the term of the agreement are described in the section “— Potential Payments Upon Termination or Change in Control” below.

Executive Retention Agreements

We have entered into Retention Agreements with members of senior management, including each of our named executive officers other than Mr. Morris. Except for these Retention Agreements, none of our named executive officers other than Mr. Morris has an employment agreement which requires us to pay their salary for any period of time. We entered into the Retention Agreements because we do not want our executives distracted by a rumored or actual change in control of the Company. Further, if a change in control should occur, we want our executives to be focused on the business of the organization and the interests of stockholders. In addition, we think it is important that our executives can react neutrally to a potential change in control and not be influenced by personal financial concerns. We believe our Retention Agreements are consistent with market practice and assist us in retaining our executive talent. The material terms of the retention agreements are described in the section “— Potential Payments Upon Termination or Change in Control” below.

Stock Ownership Guidelines

During 2004, the Committee recommended and the Board established stock ownership requirements for our executive officers. These officers are expected, over time, to acquire and hold Company stock (including restricted stock units) equal in value to at least the following:

•	CEO — three times annual salary;

•	CFO and Presidents — two times annual salary; and

•	Other executive officers — one time annual salary.

These guidelines are expected to be achieved within three years of becoming an executive officer, and include owned shares of common stock, restricted shares, and restricted or DSUs that only can be settled in common stock. However, outstanding unexercised stock options are not taken into account for purposes of satisfying these guidelines. The Committee believes that this ownership policy further enhances the alignment of named executive officer and stockholder interests and thereby promotes the objective of increasing stockholder value.

Role of Management

The role of Arbitron management is to provide reviews and recommendations for the Committee’s consideration, and to manage the Company’s executive compensation programs, policies and governance. Direct responsibilities include, but are not limited to the following:

•	Providing an ongoing review of the effectiveness of the compensation programs, including competitiveness and alignment with the Company’s objectives;

•	Providing an assessment of the Company’s performance relative to individual business unit performance targets;

•	Recommending changes, if necessary to ensure achievement of all program objectives; and

•	Recommending pay levels, payout and/or awards for key executive officers other than the CEO.

Compliance with Section 162(m)

Section 162(m) (the “Section”) of the Internal Revenue Code of 1986, as amended, disallows any tax deductions for compensation exceeding $1 million and paid in a taxable year to any named executive officer, all of whom are “covered employees” under the Section. However, certain performance-based compensation, determined under pre-established objective performance goals, can be deducted even in excess of the $1 million limit. The Committee considers the potential impact of the Section as one factor to be taken into account in setting total compensation and its component elements. However, the Committee believes that it must retain flexibility, in observing its overall compensation philosophy and objectives, to structure total compensation to include components, such as service-vesting restricted stock, that would not be treated as performance-based compensation under the Section, both in order to attract and retain top talent and to appropriately gauge the performance of executives. Achieving the desired flexibility in the design and delivery of total compensation, therefore, may result in some compensation not being deductible for federal income tax purposes.

Role of Total Compensation

In making decisions with respect to any element of a named executive officer’s compensation, the Committee considers the total compensation that may be awarded to the officer, including base salary, annual non-equity compensation plan payment, long-term incentive compensation, and post-termination compensation. The Committee’s goal is to award compensation that is reasonable when all elements of potential compensation are considered.

REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Submitted by the Compensation and
Human Resources Committee of the
Board of Directors

Philip Guarascio, Chair
Luis G. Nogales
Lawrence Perlman

Summary of Cash and Certain Other Compensation and Other Payments to the Named Executive Officers

The following sections provide a summary of cash and certain other amounts we paid for the year ended December 31, 2006 to the named executive officers. Except where noted, the information in the Summary Compensation Table generally pertains to compensation to the named executive officers for the year ended December 31, 2006. The compensation we disclose below is presented in accordance with SEC regulations. According to those regulations we are required in some cases to include:

•	amounts that may be paid in future years, including amounts that will be paid only upon the occurrence of certain events, such as a change in control of Arbitron;

•	an assumed value for share-based compensation equal to the fair value of the grant as presumed under accounting regulations, even though such value presumes the option will not be forfeited and will be exercised before the end of its 10-year life, and even though the actual realization of cash from the award depends on whether our stock price appreciates above its price on the date of grant, whether the executive will continue his or her employment with us, and when the executive chooses to exercise the option; and

•	the increase in present value of future pension payments, even though such increase is not cash compensation paid this year and even though the actual pension benefits will depend upon a number of factors, including when the executive retires, his or her compensation at retirement and, in some cases, the number of years the executive lives following his or her retirement.

Therefore, we encourage you to read the following tables closely. The narratives preceding the tables and the footnotes accompanying each table are important parts of each table. Also, we encourage you to read this section in conjunction with the Compensation Discussion and Analysis above.

2006 Summary Compensation Table

The following table provides information concerning the compensation of the named executive officers for our most recently completed fiscal year.

In the column “salary,” we disclose the amount of base salary paid to the named executive officer during the fiscal year.

In the columns “Stock Awards” and “Option Awards,” SEC regulations require us to disclose the award of stock or options measured in dollars and calculated in accordance with SFAS No. 123(R). For restricted stock, the SFAS No. 123(R) fair value per share is equal to the closing price of our stock on the date of grant. Restricted stock awards typically vest in four equal annual installments beginning on the first anniversary of the date of grant. Awards are conditioned on the participant’s continued employment with Arbitron, but may have additional restrictions. We recognize such expense ratably over the vesting period. For stock options, the SFAS No. 123(R) fair value per share is based on certain assumptions, which we explain in note 15 to our notes to financial statements that are included in our annual report on Form 10-K. We recognize such expense ratably over the vesting period. The amounts shown in the 2006 Summary Compensation Table also include a ratable portion of each grant we made in prior years to the extent the vesting period occurred in 2006. Please also refer to the second table in this Proxy Statement, “— Summary of Cash and Certain Other Compensation and Other Payments to the Named Executive Officers — Grants of Plan-Based Awards.”

In the column “Non-equity Incentive Plan Compensation,” we disclose the dollar value of all earnings for services performed during the fiscal year pursuant to awards under non-equity incentive plans.

In the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” we disclose the sum of the dollar value of (1) the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) in 2006; and (2) any above-market or preferential earnings on nonqualified deferred compensation, including on nonqualified defined contribution plans.

Retirement benefits for one of our named executive officers, Mr. Morris, constitute a significant percentage of his total compensation.

In the column “All other compensation,” we disclose the sum of the dollar value of:

•	perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000;

•	profit sharing;

•	all “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes;

•	our contributions to vested and unvested defined contribution plans; and

•	an annual cash “adder” to cover expense reimbursement.

2006 Summary Compensation Table

					Change in
					Pension
					Value and
					Nonqualified
				Non-equity	Deferred
		Stock	Option	Incentive Plan	Compensation	All Other
	Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	($)	($)(1)	($)(2)	($)	($)	($)(3)	($)

Stephen B. Morris	593,208	471,420	972,226	642,889	371,768	35,657	3,087,168
President and Chief Executive Officer
Sean R. Creamer	350,000	163,216	51,615	252,875	—	27,721	845,427
Executive Vice President and Chief Financial Officer
Owen Charlebois	350,633	94,697	660,832	274,242	—	25,250	1,405,654
President of Operations, Technology, and Research & Development
Pierre C. Bouvard	326,968	94,697	506,435	208,585	—	29,978	1,166,663
President of Sales and Marketing
Vaughan Scott Henry	264,119	40,583	189,085	166,267	—	53,756	713,810
Executive Vice President and Chief Information Officer

(1)	Includes amounts for awards of restricted stock made to each named executive officer in 2006, and only with respect to Mr. Creamer, in 2005. Please refer to note 15 to our notes to financial statements for the year ended December 31, 2006, for a discussion of the assumptions related to the calculation of such value.

(2)	Includes amounts for awards of stock options granted in 2003, 2004, 2005 and 2006 to the extent the vesting period for such grants fell in 2006. Please refer to note 15 to our notes to financial statements for the year ended December 31, 2006, for a discussion of the assumptions related to the calculation of such value.

(3)	The amounts shown as all other compensation include the following:

					Relocation
	401(k) Match	Expense Adder	Tax Gross-up	Profit Sharing	Assistance
	($)	($)(A)	($)	($)	($)

Stephen B. Morris	4,700	25,000	5,107	850	—
Sean R. Creamer	6,600	15,000	5,696	425	—
Owen Charlebois	9,400	15,000	—	850	—
Pierre C. Bouvard	8,724	15,000	5,404	850	—
Vaughan Scott Henry	7,906	15,000	—	850	30,000

(A)	Represents an annual cash amount paid to each named executive officer to cover business-related expenses.

2006 Grants of Plan-Based Awards

In this table, we provide information concerning each grant of an award made to a named executive officer in the most recently completed fiscal year under any plan. This includes stock option and restricted stock awards under the Arbitron Inc. 1999 Stock Incentive Plan, each of which is discussed in greater detail in this proxy statement under the caption, “Compensation Discussion and Analysis.” In the fifth column, we report the number of shares of restricted stock granted in the fiscal year. In the sixth and seventh columns, we report the number of shares of common stock underlying options granted in the fiscal year and corresponding per-share exercise prices, respectively. In the eighth column, we report the aggregate SFAS No. 123(R) value of all awards made in 2006; in contrast to how we present amounts in the Summary Compensation Table, we report such figures here without apportioning such amount over the service or vesting period. In all cases, the exercise price was equal to the closing market price of our common stock on the grant date, which in 2006 was the first business day of the month following the date on which the Compensation and Human Resources Committee approved the grant, which we report in the ninth column.

2006 Grants of Plan-Based Awards

					All Other
				All Other	Option		Grant Date
				Stock	Awards:		Fair Value	Closing
				Awards:	Number of	Exercise	of Stock	Market
				Number of	Securities	or Base	and	Price on
			Date of	Shares of	Underlying	Price of	Option	Date of
		Grant	Corporate	Stock or	Options	Option	Awards	Grant
Name	Award Type	Date	Action	Units (#)	(#)	Awards ($/Sh)	($)	($)(4)

Stephen B. Morris	Restricted Stock (1)	3/1/2006	2/22/2006	48,500	—	—	1,885,680	38.88
Sean R. Creamer	Restricted Stock (2)	3/1/2006	2/22/2006	5,000	—	—	194,400	38.88
	Options (3)	3/1/2006	2/22/2006	—	15,000	38.88	185,475	38.88
Owen Charlebois	Restricted Stock (2)	3/1/2006	2/22/2006	11,667	—	—	453,613	38.88
	Options (3)	3/1/2006	2/22/2006	—	35,000	38.88	432,775	38.88
Pierre C. Bouvard	Restricted Stock (2)	3/1/2006	2/22/2006	11,667	—	—	453,613	38.88
	Options (3)	3/1/2006	2/22/2006	—	35,000	38.88	432,775	38.88
Vaughan Scott Henry	Restricted Stock (2)	3/1/2006	2/22/2006	5,000	—	—	194,400	38.88
	Options (3)	3/1/2006	2/22/2006	—	15,000	38.88	185,475	38.88

(1)	Granted under the Arbitron 1999 Stock Incentive Plan. The restricted stock granted in 2006 to Mr. Morris vests in four equal annual installments beginning on December 31, 2006, and thereafter on December 31 of each year through December 31, 2009, subject to continued employment (with limited exceptions for termination of employment due to death, disability and change in control).

(2)	Granted under the Arbitron 1999 Stock Incentive Plan. The restricted stock granted in 2006 to named executive officers other than Mr. Morris vests ratably over four years beginning on the first anniversary of the date of grant, subject to continued employment (with limited exceptions for termination of employment due to death, disability and change in control).

(3)	Granted under the Arbitron 1999 Stock Incentive Plan. The stock options granted in 2006 to named executive officers have a 10-year term and vest ratably over three years, subject to continued employment (with limited exceptions for termination of employment due to death, disability and change in control).

(4)	Before 2007, our option plans defined fair market value on the date of grant as the closing market price of our common stock on the first day of the next calendar month after the date the option is granted. The SEC’s executive compensation disclosure rules adopted in 2006 define fair market value on the date of grant as the closing market price of the company’s common stock on the date the option is granted, and require supplemental disclosure if the option price differs from the price that would have been established if that definition had been used. We revised our plans in 2007 to change the definition of fair market value on the date of grant to conform to the SEC’s new definition.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock that has not vested for each named executive officer outstanding as of the end of our most recently completed fiscal year. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award, including awards that have been transferred other than for value (if any).

For option awards, the table discloses the number of shares underlying both exercisable and unexercisable options, as well as the exercise price and the expiration date. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested.

We computed the market value of stock awards by multiplying the closing market price of our stock at the end of the most recently completed fiscal year by the number of shares or units of stock.

Outstanding Equity Awards at Fiscal Year-End 2006

	Option Awards				Stock Awards
	Number						Market
	of	Number of			Number of		Value of
	Securities	Securities			Shares or		Shares or
	Underlying	Underlying			Units of		Units of
	Unexercised	Unexercised	Option		Stock That		Stock That
	Options	Options	Exercise	Option	Have Not		Have Not
	(#)	(#)	Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable(1)	($)	Date	(#)		($)

Stephen B. Morris	20,923	—	23.98	10/22/2007	—		—
	50,042	—	32.86	10/21/2008	—		—
	58,382	—	23.91	10/20/2009	—		—
	80,000	40,000	38.26	8/19/2014	—		—
	43,334	86,666	41.05	2/23/2015	—		—
	—	—	—	—	36,375	(2)	1,580,130

Sean R. Creamer	20,000	—	40.90	9/15/2015	—		—
	—	15,000	38.88	3/1/2016	—		—
	—	—	—	—	16,250	(3)	705,900

Owen Charlebois	46,667	23,333	38.26	8/19/2014	—		—
	23,334	46,666	41.05	2/23/2015	—		—
	—	35,000	38.88	3/1/2016	—		—
	—	—	—	—	11,667	(4)	506,814

Pierre C. Bouvard	13,334	16,666	38.26	8/19/2014	—		—
	16,667	33,333	41.05	2/23/2015	—		—
	—	35,000	38.88	3/1/2016	—		—
	—	—	—	—	11,667	(4)	506,814

Vaughan Scott Henry	10,000	20,000	41.05	2/23/2015	—		—
	—	15,000	38.88	3/1/2016	—		—
	—	—	—	—	5,000	(4)	217,200

(1)	Vesting dates of unvested option awards are as follows: Mr. Morris — 43,333 on 2/23/07, 40,000 on 8/19/07, and 43,333 on 2/23/08; Mr. Creamer — 5,000 on 3/1/07, 5,000 on 3/1/08, and 5,000 on 3/1/09; Mr. Charlebois — 23,333 on 2/23/07, 11,667 on 3/1/07, 23,333 on 8/19/07, 23,333 on 2/23/08, 11,667 on 3/1/08, 11,666 on 3/1/09; Mr. Bouvard — 16,667 on 2/23/07, 11,667 on 3/1/07, 16,666 on 8/19/07, 16,666 on 2/23/08, 11,667 on 3/1/08, and 11,666 on 3/1/09; and Mr. Henry — 10,000 on 2/23/07, 5,000 on 3/1/07, 10,000 on 2/23/08, 5,000 on 3/1/08, and 5,000 on 3/1/09.

(2)	Pursuant to his employment agreement, Mr. Morris was granted 48,500 shares of restricted stock on 3/1/06, which vests in four equal annual installments beginning on 12/31/06, subject to continued employment. On 3/31/06, Mr. Morris elected to receive 50% of the shares that will vest on each of 12/31/07, 12/31/08 and 12/31/09 in the form of DSUs. On 12/31/06, 12,125 shares out of the original grant of 48,500 became vested and on each of 12/31/07, 12/31/08 and 12/31/09 (i) 6,062 shares will become vested and (ii) Mr. Morris will receive 6,062 DSUs.

(3)	Vesting dates of unvested shares of restricted stock for Mr. Creamer are as follows: 250 shares on the 15th of each month through 9/15/10, 1,250 on 3/1/07, 1,250 on 3/1/08, 1,250 on 3/1/09, and 1,250 on 3/1/10.

(4)	Vesting dates of unvested shares of restricted stock are as follows: Mr. Charlebois and Mr. Bouvard — 2,917 on 3/1/07, 2,917 on 3/1/08, 2,917 on 3/1/09, and 2,916 on 3/1/10; and Mr. Henry — 1,250 on 3/1/07, 1,250 on 3/1/08, 1,250 on 3/1/09, and 1,250 on 3/1/10.

Option Exercises and Stock Vested

The following table provides information concerning exercises of stock options and similar instruments, and vesting of restricted stock and similar instruments, during the most recently completed fiscal year for each of the named executive officers on an aggregated basis. The table reports the number of securities for which the options were exercised; the aggregate dollar value realized upon exercise of options; the number of shares of restricted stock that have vested; and the aggregate dollar value realized upon vesting of stock.

2006 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Stephen B. Morris	61,924	815,596	12,125	526,710
Sean R. Creamer	—	—	3,000	115,455
Owen Charlebois	—	—	—	—
Pierre C. Bouvard	27,506	199,227	—	—
Vaughan Scott Henry	—	—	—	—

2006 Pension Benefits Table

Arbitron has established a voluntary, tax-qualified, defined benefit pension plan funded by employee and employer contributions. The plan covers Arbitron employees who, as of December 31, 2000, were eligible to participate in the Ceridian pension plan. The Ceridian plan was closed to new participants effective January 2, 1995. Benefits earned under the Ceridian plan prior to December 31, 2000, are payable from the Arbitron plan for participants employed by Arbitron on December 31, 2000. The amount of the annual benefit under Arbitron’s plan is based upon an employee’s average annual compensation during the employee’s highest consecutive five-year earnings period while participating in the Ceridian plan or the Arbitron plan. Because the Internal Revenue Code of 1986, as amended, limits the annual benefit that may be paid from tax-qualified plans such as Arbitron’s retirement plan, Arbitron also established a benefit equalization plan (“BEP”) to provide retirees with supplemental benefits so that they will receive, in the aggregate, the benefits they would have been entitled to receive under the retirement plan had these limits not been in effect. Benefits earned under the Ceridian BEP plan prior to December 31, 2000, are payable from the Arbitron plan for participants employed by Arbitron on December 31, 2000. Arbitron also established and funded a benefit protection trust to pay BEP benefits. Normal retirement age under the pension plan and the BEP is 65.

Annual compensation for purposes of the pension plan and the Arbitron BEP consists of salary and any annual non-equity incentive plan payments paid during the year, less the amount contributed by the employee to the pension plan that year on a pretax basis. Mr. Morris is the only named executive officer eligible to participate in these plans. Compensation for 2006 for the pension plan was $220,000 and compensation for the Arbitron BEP was $1,119,097. For purposes of the pension plan and the Arbitron BEP, an annual non-equity incentive plan payment is considered part of annual compensation in the year in which it is paid, rather than the year in which it was earned (the latter formulation being the basis on which amounts are reported in the Summary Compensation Table).

The Arbitron Supplemental Executive Retirement Plan (“SERP”) is designed to provide a targeted level of postretirement income to Mr. Morris in consideration of his significant impact on the long-term growth and profitability of the Company. The SERP benefit supplements the retirement benefits provided under the pension plan and the Arbitron BEP. Covered compensation for 2006 for the SERP was $1,119,097. Normal retirement age under the SERP is 63.

Benefit amounts in the Pension Benefits Table below are computed assuming payments are made on the normal life annuity basis and not under any of the various survivor options. Benefits listed in the table are not subject to deduction for Social Security or other offset amounts.

2006 Pension Benefits Table

			Present
		Number of Years	Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)(1)	($)	($)

Stephen B. Morris	Pension	11.78	319,511	0
	BEP	11.78	1,139,482	0
	SERP	13.00	729,884	0

(1)	Mr. Morris has been employed by the Company and its predecessor since December 1992. Pursuant to the terms of the Pension Plan and the BEP Mr. Morris had 11.78 years of credited service as of December 31, 2006. Pursuant to the terms of the SERP Mr. Morris had 13 years of credited service as of December 31, 2006. Because Mr. Morris’s years of credited service are fewer than his actual years of service under each plan, no benefit augmentation results from the difference.

2006 Nonqualified Deferred Compensation

No named executive officer participated in any nonqualified deferred compensation plan during 2006.

401(k) Plan

Arbitron has established a 401(k) plan that permits participating employees to contribute a portion of their compensation to the plan on a pretax basis. Arbitron makes matching contributions in amounts determined by Arbitron.

The 401(k) plan accounts are invested among a number of available investment options, including shares of Arbitron common stock, according to the directions of the participating employees. Voting and tender rights with respect to shares of Arbitron common stock credited to participants’ accounts will be passed through to the participants.

While employed, participating employees may access their accounts through loans and, in some cases, in-service withdrawals. Following termination of employment, benefits are either distributed in a lump-sum payment or, if minimum requirements are met, can be kept in the plan. To the extent a participant’s account is invested in full shares of Arbitron’s common stock, the shares may be distributed to the participant when the account is distributable.

Arbitron retains the right to amend or terminate the 401(k) plan at any time.

Potential Payments Upon Termination or Change in Control

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement that provides for payments to a named executive officer at, following, or in connection with any termination of employment including by resignation, retirement, disability or a constructive termination of a named executive officer, or our change in control or a change in the named executive officer’s responsibilities. However, in accordance with SEC regulations, we do not report any amount to be provided to a named executive officer under any arrangement that does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all salaried employees. Also, the following table does not repeat information disclosed above under the pension benefits table, the deferred compensation table, or the outstanding equity awards at fiscal year-end table, except to the extent that the amount payable to the named executive officer would be enhanced by the termination event.

For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, we have assumed that the termination took place on the last business day of our most recently completed fiscal year, and that the price per share of our common stock is the closing market price as of that date — $43.44.

Mr. Morris currently has an employment agreement with the Company, the terms of which are described below. Mr. Morris’s employment agreement contains provisions regarding protection of confidential information, rights in any intellectual property created by him, restrictions on competition and change of control compensation. None of our other named executive officers has an employment agreement with the Company, but each of the other named executive officers has retention agreements as described below.

The agreement with Mr. Morris incents him to remain with the Company until December 31, 2009, as well as to manage a strategic business/succession plan, including assisting the Board with the selection of his successor. Components of this agreement are as follows:

	2007	2008	2009

Annual base salary(1)	$622,868	$654,011	$686,712
Non-equity incentive(2)	$467,151	$490,509	$515,034
Equity incentive(3)	$1,882,386	$1,882,386	$1,882,386

Total	$2,972,405	$3,026,906	$3,084,132

Shares of restricted stock(4)	43,333	43,333	43,333

(1)	Annual base salary, as specified in Mr. Morris’s employment agreement.

(2)	Amounts based on target annual non-equity incentive payout valued at 75% of annual base salary, as specified in Mr. Morris’s employment agreement. Actual payouts could exceed these amounts if Company performance exceeds target performance goals.

(3)	Value based upon the closing price of our common stock on December 31, 2006, $43.44 per share multiplied by the 43,333 annual shares, to be granted pursuant to Mr. Morris’s employment agreement.

(4)	Represents the number of shares of restricted stock or restricted stock units to be granted to Mr. Morris pursuant to the terms of his employment agreement.

The agreement also provides for the Company to retain Mr. Morris as a consultant for three years beginning on January 1, 2010. Mr. Morris has also agreed to serve as a member of the Board of Directors during the consulting term if he is nominated and elected. During the consulting term, the Company will pay Mr. Morris a quarterly consulting fee of $83,333, as well as reasonable costs and expenses incurred by Mr. Morris in providing the consulting services.

Mr. Morris has waived any right to accelerate the vesting of restricted stock awards or stock options upon his retirement. Additionally, Mr. Morris has agreed not to dispose of shares of common stock during any 12-month period that exceeds an amount equal to 25% of the aggregate number of shares of common stock he is entitled to receive under the agreement, provided that this restriction will terminate upon Mr. Morris’s death, or a change in control of the Company. In the event that the agreement is terminated as a result of the death or disability of Mr. Morris or a change in control of the Company, all restricted stock awards granted under the agreement prior to termination will vest in full, but no further grants will be made.

The current agreement also provides certain separation payments. If Arbitron terminates the agreement with Mr. Morris without cause and the termination is not a change of control termination, Mr. Morris will be entitled to receive payment equal to two years’ base salary and two times the non-equity incentive plan payment, if any, that Mr. Morris would have received for the year in which the termination occurs, at the higher of the target award applicable to the year in which the termination occurs or the average of the actual non-equity incentive plan payments paid for the last three fiscal years. In addition, in the event of the death or disability of Mr. Morris prior to January 1, 2010, or a change in control of the Company after December 31, 2008, but prior to January 1, 2010, the Company will pay Mr. Morris or his estate $1,000,000. In the event of the death or disability of Mr. Morris or a change in control of the Company during the consulting term, the consulting term will terminate and the Company will pay Mr. Morris or his estate a lump sum equal to the remaining quarterly consulting payments scheduled to be paid to Mr. Morris for the balance of the consulting term as if the consulting term had not ended.

If Mr. Morris experiences a change of control termination, he will be entitled to receive a lump-sum payment that is equal to the sum of three times each of the following:

•	12 months of base salary at the rate in effect at the time of termination;

•	the non-equity incentive plan payment that Mr. Morris would have received under all applicable Arbitron bonus plans for the year in which the termination occurs at the target award level applicable for the year in which the termination occurs; and

•	the annual cash expense allowance.

Beginning February 1, 2007, the multiplier reduces ratably on a monthly basis (for example, on July 1, 2007, the multiplier will become 2.5 and on January 1, 2008, the multiplier will become 2.0) through January 1, 2010, at which time the change of control provisions of the agreement will terminate.

For two years following a termination without cause, or for three years or until reemployment with benefits following a change of control termination, Mr. Morris shall be provided with the same or equivalent health, dental, accidental death and dismemberment, short-term and long-term disability, life insurance coverages, and all other insurance policies and other health and welfare benefits programs he was entitled to immediately prior to his termination. For purposes of the table below, we have assumed that Arbitron will provide equivalent benefits at Arbitron’s current average cost per participant for each of the benefit plans in which Mr. Morris currently participates.

The agreement with Mr. Morris provides him with the opportunity to receive additional supplemental retirement benefits as described under “— Summary of Cash and Certain Other Compensation and Other Payments to the Named Executive Officers — Pension Benefits Table” above. If Mr. Morris experiences a change of control termination, Mr. Morris will receive credit adding three years to age and service for purposes of determining the supplemental pension payable under the SERP.

The term “change of control termination” means the termination of Mr. Morris’s employment with Arbitron, by Arbitron or the executive, within two years after a change of control, for any reason other than conduct that constitutes fraud, misrepresentation, theft or embezzlement of Arbitron assets, an intentional violation of law involving moral turpitude or failure to follow Arbitron’s conduct and ethics policies. A change of control termination includes termination of employment by reason of death or disability within two years after a change of control.

For the purposes described above, a “change of control” is generally defined as any of the following:

•	a merger or consolidation involving Arbitron, if less than 50% of its voting stock after the merger or consolidation is held by persons who were stockholders before the merger or consolidation;

•	a sale of the assets of Arbitron substantially as an entirety;

•	ownership by a person or group acting in concert of at least 25% of Arbitron’s voting securities;

•	approval by Arbitron’s stockholders of a plan for the liquidation of Arbitron;

•	specified changes in the composition of Arbitron’s Board of Directors; or

•	any other events or transactions that Arbitron’s Board of Directors determines constitute a change of control.

If payments to Mr. Morris under the employment agreement would result in imposition of an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Morris would receive an additional payment to compensate for the imposition of the tax. The payment shall be in an amount such that after the payment of all taxes, income and excise, Mr. Morris will be in the same after-tax position as if no excise taxes under the Internal Revenue Code had been imposed.

Retention Agreements

Messrs. Creamer, Charlebois, Bouvard and Henry have entered into retention agreements with us that provide for severance payments under some circumstances and for payments with respect to stock options and restricted stock grants upon a change of control.

The agreements provide that if the named executive officer is terminated other than for cause, and the termination is not a change of control termination, the executive will receive a lump-sum cash payment in the amount of 12 months of base salary and non-equity incentive, if the executive has fewer than 15 years of service, or 15 months of base salary and non-equity incentive if the executive has 15 or more years of service. The agreements provide that following a change of control termination, the executive will be entitled to receive a lump-sum payment that is equal to 18 months of base salary and non-equity incentive if the executive has fewer than 15 years of service, or 21 months of base salary and non-equity incentive if the executive has 15 or more years of service. For purposes of the retention agreements, payouts for non-equity incentive plan payments are based on the higher of the target non-equity incentive award applicable to the executive for the year in which termination occurs or the average of the actual non-equity incentive plan payments paid to the executive for the last three fiscal years. For purposes of the retention agreements, change of control termination excludes the executive’s failure to perform the duties reasonably assigned by the Chief Executive Officer. Receipt of any severance payments under the retention agreements is subject to the executive executing a waiver and release agreement releasing any claims against the Company.

In addition, the executive shall be provided, for a period of between 12 and 21 months following termination without cause or a change of control termination or, if sooner, until reemployment with equivalent benefit, with the same or equivalent health, dental, accidental death and dismemberment, short-term and long-term disability, life insurance coverage, and all other insurance and other health and welfare benefits programs he or she was entitled to on the day before the termination. For purposes of the table below, we have assumed that Arbitron will provide equivalent benefits at Arbitron’s current average cost per participant for each of the benefit plans in which the executive currently participates.

Upon a change of control, the vesting and exercisability of stock options and the vesting of other awards under Arbitron’s stock-based compensation plans will accelerate, and any unvested awards would become fully and immediately vested.

For purposes of these retention agreements, a “change of control” is generally defined as any of the following:

•	a merger or consolidation involving Arbitron, if less than 50% of its voting stock after the merger or consolidation is held by persons who were stockholders before the merger or consolidation;

•	a sale of the assets of Arbitron substantially as an entirety;

•	ownership by a person or group acting in concert of at least 51% of Arbitron’s voting securities;

•	ownership by a person or group acting in concert of between 25% and 50% of Arbitron’s voting securities, if such ownership was not approved by Arbitron’s Board of Directors;

•	approval by Arbitron’s stockholders of a plan for the liquidation of Arbitron;

•	specified changes in the composition of Arbitron’s Board of Directors; or

•	any other events or transactions that Arbitron’s Board of Directors determines constitute a change of control.

If payments to an executive under such a retention agreement would result in imposition of an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, the executive will also be entitled to be paid an amount to compensate for the imposition of the tax. The payment shall be in an amount such that after payment of all taxes, income and excise, the executive will be in the same after-tax position as if no excise tax under the Internal Revenue Code of 1986, as amended, had been imposed.

2006 Potential Payments Upon Termination or Change in Control

		Without
		Cause	Change in	Voluntary
		Termination	Control	Termination	Death	Disability
Name	Benefit	($)	($)	($)	($)	($)

Stephen B. Morris	Severance	1,186,416	1,854,624	0	1,000,000	1,000,000
	Non-equity incentive	1,075,332	1,334,718	0	0	0
	Acceleration of Vesting(1)	1,994,462	1,994,462	0	1,994,462	1,994,462
	Benefits continuation	18,853	28,279	0	0	0
	Pension Enhancement	0	618,834	0	0	0
	Tax-gross-ups	0	0	0	0	0
Sean R. Creamer	Severance	350,000	525,000	0	0	29,167
	Non-equity incentive	175,000	262,500	0	0	0
	Acceleration of Vesting(1)	774,300	774,300	0	774,300	774,300
	Benefits continuation	13,906	20,859	0	0	0
	Tax-gross-ups		24,925	0
Owen Charlebois	Severance	350,633	525,950	0	0	29,219
	Non-equity incentive	225,241	337,862	0	0	0
	Acceleration of Vesting(1)	898,811	898,811	0	898,811	898,811
	Benefits continuation	13,906	20,859	0	0	0
	Tax-gross-ups	0	0	0	0	0
Pierre C. Bouvard(2)	Severance	408,710	572,194	0	0	27,247
	Non-equity incentive	212,529	297,541	0	0	0
	Acceleration of Vesting(1)	832,410	832,410	0	832,410	832,410
	Benefits continuation	17,382	24,335	0	0	0
	Tax-gross-ups	0	0	0	0	0
Vaughan Scott Henry	Severance	264,119	396,179	0	0	22,010
	Non-equity incentive	105,648	158,471	0	0	0
	Acceleration of Vesting(1)	333,400	333,400	0	333,400	333,400
	Benefits continuation	13,906	20,859	0	0	0
	Tax-gross-ups	0	0	0	0	0

(1)	Represents the amount of compensation that would have been received on December 31, 2006, upon the acceleration of vesting of all outstanding unvested share-based awards by each named executive officer. For stock options, the value was determined based upon each option’s intrinsic value (i.e., difference between the share’s market price on December 31, 2006, and the related option’s exercise price). For restricted stock, the value was determined based upon the share market price as of December 31, 2006, $43.44. These compensation amounts are not necessarily equal to the Company’s unvested share-based compensation calculated pursuant to SFAS No. 123(R).

(2)	Mr. Bouvard has more than 15 years of service with the Company.

Compensation Committee Interlocks and Insider Participation

Erica Farber, Philip Guarascio, Luis G. Nogales and Lawrence Perlman served on the Compensation and Human Resources Committee of the Board of Directors during 2006. No member of the Compensation and Human Resources Committee was at any time during 2006, or formerly, an officer or employee of Arbitron or any of its subsidiaries, and no member of the Compensation and Human Resources Committee had any relationship with Arbitron during 2006 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of Arbitron’s executive officers serves as a member of the board of directors or executive compensation committee of any entity that has one or more executive officers serving as a member of the Arbitron’s Board.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for fiscal year 2006 with Company’s management and has discussed these financial statements with KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). KPMG LLP also provided the Audit Committee with both the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG LLP the independence of KPMG LLP from the Company. In addition, the Audit Committee has considered whether the provision of nonaudit services, and the fees charged for such nonaudit services, by KPMG LLP are compatible with maintaining the independence of KPMG LLP from the Company, and determined that they are compatible with independence.

The Audit Committee discussed with the Company’s internal and independent accountants the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Chief Executive Officer, Chief Financial Officer and Vice President, Accounting Services and Treasury of the Company to discuss the processes they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

In reliance on the reviews and discussions referred to above and based on the foregoing, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements for fiscal year 2006 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Submitted by the Audit Committee of the
Board of Directors

Richard A. Post, Chair
Shellye L. Archambeau
Larry E. Kittelberger

STOCK OWNERSHIP INFORMATION

Stock Ownership of Arbitron’s Directors and Executive Officers

The following table sets forth the number of shares of Arbitron common stock beneficially owned, directly or indirectly, as of April 2, 2007, by (i) each nominee for election as a director, (ii) each person who served as a director during 2006, (iii) the named executive officers, and (iv) our directors, nominees, and executive officers as a group. Each person has sole voting and investment power with respect to the shares beneficially owned by that person, except as otherwise indicated. The percentages below are based on the number of shares of Arbitron common stock issued and outstanding as of April 2, 2007.

	Number of Shares of	Percent of Shares
	Common Stock	of Common Stock
Name of Individual or Identity of Group	Beneficially Owned(1)	Owned(2)

Director Nominees
William T. Kerr	0	*
Directors:
Stephen B. Morris(3)	624,732	2.05%
Alan Aldworth(3)(4)	31,046	*
Shellye L. Archambeau(3)(4)	12,096	*
Erica Farber(3)(4)	68,350	*
Philip Guarascio(3)(4)	57,209	*
Larry E. Kittelberger(3)(4)	67,774	*
Luis G. Nogales(3)(4)	68,937	*
Lawrence Perlman(3)	80,522	*
Richard A. Post(3)(4)	81,960	*
Named Executive Officers:
Sean R. Creamer(3)	44,120	*
Owen Charlebois(3)	122,765	*
Pierre C. Bouvard(3)	72,710	*
Vaughan Scott Henry(3)	9,365	*
All Executive Officers and Directors as a Group (17 persons)(3)(4)	1,457,089	4.65%

*	Represents less than 1%.

(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days after April 2, 2007. More than one person may be deemed to be a beneficial owner of the same securities.

(2)	For the purpose of computing the percentage ownership of each beneficial owner, any securities that were not outstanding but that were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days after April 2, 2007, were deemed to be outstanding in determining the percentage owned by such person, but were deemed not to be outstanding in determining the percentage owned by any other person.

(3)	Includes options for Mr. Morris to purchase 557,684 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Mr. Aldworth to purchase 29,000 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Ms. Archambeau to purchase 12,000 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Ms. Farber to purchase 62,150 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Mr. Guarascio to purchase 51,386 shares of common stock exercisable within 60 days from April 2, 2007;

includes options for Mr. Kittelberger to purchase 61,366 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Mr. Nogales to purchase 66,891 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Mr. Perlman to purchase 73,699 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Mr. Post to purchase 79,468 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Mr. Creamer to purchase 25,000 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Mr. Charlebois to purchase 105,001 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Mr. Bouvard to purchase 58,335 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Mr. Henry to purchase 5,000 shares of common stock exercisable within 60 days from April 2, 2007; and includes options for all executive officers and directors as a group to purchase 1,263,651 shares of common stock exercisable within 60 days from April 2, 2007.

(4)	Includes 2,046 DSUs for Mr. Aldworth, which vest within 60 days of April 2, 2007, and convert to shares of common stock on a one-for-one basis; includes 96 DSUs for Ms. Archambeau, which vest within 60 days of April 2, 2007, and convert to shares of common stock on a one-for-one basis; includes 3,700 DSUs for Ms. Farber, which vest within 60 days of April 2, 2007, and convert to shares of common stock on a one-for-one basis; includes 4,823 DSUs for Mr. Guarascio, which vest within 60 days of April 2, 2007, and convert to shares of common stock on a one-for-one basis; includes 6,408 DSUs for Mr. Kittelberger, which vest within 60 days of April 2, 2007, and convert to shares of common stock on a one-for-one basis; includes 2,046 DSUs for Mr. Nogales, which vest within 60 days of April 2, 2007, and convert to shares of common stock on a one-for-one basis; and includes 1,492 DSUs for Mr. Post, which vest within 60 days of April 2, 2007, and convert to shares of common stock on a one-for-one basis.

Stock Ownership of Arbitron’s Principal Stockholders

The following table sets forth the number of shares of Arbitron common stock beneficially owned, directly or indirectly, by each person known to Arbitron to beneficially own more than 5% of Arbitron’s outstanding common stock. This information is based solely upon the beneficial ownership of these persons as reported to Arbitron as of the date of the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission on behalf of such persons. Each person or entity has sole voting and investment power with respect to the shares beneficially owned by that person or entity, except as otherwise indicated. The percentages below are based on the number of shares of Arbitron common stock issued and outstanding as of April 2, 2007.

	Amount and Nature of		Percent of Common
Name and Address of Beneficial Owner	Beneficial Ownership		Stock Owned

Eminence Capital, LLC
Ricky C. Sandler	3,345,600	(1)	11.19%
65 East 55th Street, 25th Floor New York, New York 10022
Neuberger Berman Inc.	2,716,550	(2)	9.08%
605 Third Avenue New York, New York 10158
H.A. Schupf & Co., LLC	2,361,466	(3)	7.90%
590 Madison Avenue New York, New York 10022
Capital Research and Management Company SMALLCAP World Fund, Inc.	2,167,280	(4)	7.25%
333 South Hope Street Los Angeles, California 90071-1406
Abrams Capital, LLC Pamet Capital Management, LLC Pamet Capital Management, L.P. David Abrams	1,984,598	(5)	6.64%
c/o Pamet Capital Management, L.P. 222 Berkeley Street, 22nd Floor Boston, Massachusetts 02116
Ahmet H. Okumus	1,504,765	(6)	5.03%
800 Third Avenue, 10th Floor New York, New York 10022

(1)	As reported on Schedule 13G/A filed on February 14, 2007. The Schedule 13G/A was filed by: (a) Eminence Capital, LLC, a New York limited liability company (“Eminence Capital”); (b) Eminence GP, LLC, a New York limited liability company (“Eminence GP”); and (c) Ricky C. Sandler, a U.S. Citizen. Eminence Partners, LP, a New York limited partnership (“Eminence I”); Eminence Partners II, LP, a New York limited partnership (“Eminence II”); Eminence Long Alpha, LP, a Delaware limited partnership (“ELA”); Eminence Leveraged Long Alpha, LP, a Delaware limited partnership (“ELLA” and together with Eminence I, Eminence II, and ELA, the “Partnerships”); as well as Eminence Long Alpha Master Fund, Ltd. and Eminence Leveraged Long Alpha Master Fund, Ltd. (the “Offshore Master Funds”); and Eminence Fund, Ltd.(“Eminence Offshore”), each a Cayman Islands company, and collectively referred to as the “Offshore Funds”). The Partnerships and the Offshore Funds are collectively referred to as the “Eminence Funds.” According to the Schedule 13G/A, (a) Eminence Capital is the beneficial owner of, and has shared voting and dispositive power with respect to, 3,345,600 common shares, (b) Eminence GP is the beneficial owner of, and has shared voting and dispositive power with respect to, 2,078,660 common shares, and (c) Ricky C. Sandler is the beneficial owner of, and has shared voting and dispositive power with respect to, 3,345,600 common shares and sole voting power with respect to 500 common shares. The Schedule 13G/A indicates that (i) Eminence Capital serves as the investment manager to the Eminence Funds with respect to the shares of Common Stock directly owned by the Eminence Funds and may be deemed to have voting and dispositive power over the shares held for the accounts of the Eminence Funds; (ii) Eminence GP serves as general partner or manager with respect to the shares of Common Stock directly owned by the Partnerships and the Offshore Master Funds, respectively, and may be deemed to have the voting and dispositive power over the shares held for the accounts of the Partnerships and the Offshore Master Funds, and (ii) Mr. Sandler is the Managing Member of each Eminence Capital and Eminence GP and may be deemed to have voting and dispositive power with respect to the shares of Common Stock directly owned by the Eminence Funds, and individually with respect to certain family accounts over which Mr. Sandler has investment discretion.

(2)	As reported on Schedule 13G/A filed on February 13, 2007. According to the Schedule 13G/A, (a) Neuberger Berman Inc. and Neuberger Berman, LLC each has sole voting power with respect to 9,670 common shares, shared voting power with respect to 2,223,380 common shares and shared dispositive power with respect to 2,716,550 common shares, (b) Neuberger Berman Management Inc. has shared voting power and shared dispositive power with respect to 2,223,380 common shares and (c) Neuberger Berman Equity Funds has shared voting power and shared dispositive power with respect to 2,187,700 common shares. The Schedule 13G/A indicates that: (a) Neuberger Berman, LLC is deemed to be a beneficial owner of certain shares since it has shared power to make decisions whether to retain or dispose, and in some cases the sole power to vote the securities of many unrelated clients; however, Neuberger Berman, LLC does not have any economic interest in the securities of those clients and the clients have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities; (b) with regard to 2,223,380 of the common shares for which shared power to direct voting is reported, Neuberger Berman, LLC and Neuberger Berman Management Inc. are deemed to be the beneficial owners of these shares since they both have shared power to make decisions whether to retain or dispose of such securities; (c) Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-advisor and investment manager, respectively, of Neuberger Berman’s various Mutual Funds. The Schedule 13G/A further indicates that Neuberger Berman Inc. is making the filing pursuant to Rule 13d-1(b)(ii)(G) of the Exchange Act since it owns 100% of both Neuberger Berman, LLC and Neuberger Management Inc.

(3)	As reported on Schedule 13G/A filed on January 29, 2007. According to the Schedule 13G/A, H.A. Schupf & Co., LLC was deemed to beneficially own the 2,361,466 common shares as a result of acting as investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, and H.A. Schupf & Co., LLC has sole voting and dispositive power with respect to these shares.

(4)	As reported on Schedule 13G filed on February 12, 2007. According to the Schedule 13G/A, Capital Research and Management Company represents 2,167,280 common shares which was deemed to beneficially own as a result of acting as investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, and Capital Research and Management Company has sole voting and dispositive power with respect to these shares. According to the Schedule 13G/A, SMALLCAP World Fund, Inc., which is advised by Capital Research and Management Company, is the beneficial owner of 1,496,760 common shares as a result of acting as investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, and SMALLCAP World Fund, Inc. and Capital Research and Management Company both agreed to file a joint statement on Schedule 13G.

(5)	As reported on Schedule 13G/A filed on February 13, 2007. According to the Schedule 13G/A, (a) Abrams Capital, LLC has shared voting and dispositive power with respect to 1,850,398 common shares, and (b) Pamet Capital Management, LLC, Pamet Capital Management, L.P. and David Abrams each have shared voting and dispositive power with respect to 1,984,598 common shares. The Schedule 13G/A indicates that shares reported herein for Abrams Capital, LLC (“Abrams LLC”) reflect shares beneficially owned by private investment funds of which Abrams LLC is the general partner; shares reported herein for Pamet Capital Management, LLC (“Pamet LLC”), Pamet Capital Management, L.P. (“Pamet LP”) and David Abrams reflect the shares reported for Abrams LLC and shares held by an additional private investment fund for which Pamet LP is the investment manager; Pamet LLC is the general partner of Pamet LP; David Abrams is the managing member of both Pamet LLC and Abrams LLC.

(6)	As reported on Schedule 13G/A filed on February 1, 2007. According to the Schedule 13G/A, Ahmet H. Okumus represents 1,504,765 common shares which was deemed to beneficially own as a result of acting as investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, and has sole voting and dispositive power with respect to those shares. The Schedule 13G/A indicates that the shares of Common Stock are also beneficially owned by (a) (i) Okumus Opportunity Fund, Ltd., (ii) Okumus Technology Value Fund, Ltd., (iii) Okumus Market Neutral Fund, Ltd., (iv) Okumus Leveraged Opportunity Fund, Ltd. (v) Okumus Long Only Fund, Ltd. and (vi) Okumus Diversified Value Fund, Ltd., all of which are international business companies incorporated in the British Virgin Islands, for which Okumus Capital, LLC, a Delaware limited liability company (“OC”) of which Ahmet H. Okumus (“Okumus”) is the managing member, serves as the investment manager; (b) Okumus Opportunity Partners, L.P. and Okumus Long Only Partners, L.P., each a Delaware limited partnership, for which Okumus Advisors, LLC, a Delaware limited liability company of which Okumus is the managing member, serves as general partner and investment advisor; (c) Okumus Technology Value Partners, L.P., a Delaware limited partnership, for which Okumus Technology Advisors, LLC, a Delaware limited liability company of which Okumus is the managing member, serves as general partner and investment advisor; and (d) Okumus Diversified Value Partners, L.P., a Delaware limited partnership, for which Okumus Diversified Advisors, LLC, a Delaware limited liability company of which Okumus is the managing member, serves as general partner and investment advisor. In addition, OC manages, on a discretionary basis, separate accounts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions.  The Board of Directors has adopted a written Policy and Procedures with Respect to Related Person Transactions (the “Policy”), which is administered by the Corporate Governance Committee. The Corporate Governance Committee reviews all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Corporate Governance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. It is the Company’s policy to enter into or ratify disclosable related person transactions only when the Corporate Governance Committee determines that the related person transaction in question is in, or is not inconsistent with, the best interests of the Company and its stockholders. In the course of its review and approval or ratification of a disclosable related party transaction, the Corporate Governance Committee considers:

•	the benefits to the Company;

•	the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction;

•	the terms available to unrelated third parties or to employees generally; and

•	any other matters the Corporate Governance Committee deems appropriate.

Any member of the Corporate Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote to approve or ratify the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Corporate Governance Committee at which the transaction is considered.

INDEPENDENT AUDITORS AND AUDIT FEES

The Audit Committee of the Board of Directors has selected KPMG LLP, our current independent registered public accounting firm, to serve as our independent registered public accounting firm for the year ending December 31, 2007.

The Board of Directors has requested that representatives of KPMG LLP attend the annual meeting, and they are expected to attend. These representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to stockholder questions.

The following table sets forth the aggregate fees billed to Arbitron for services rendered during, or in connection with, the fiscal years ended December 31, 2006, and 2005, by KPMG LLP:

	2006	2005

Audit Fees(1)	$485,000	$460,000

Audit-Related Fees
Benefit Plan Audits	28,000	24,000

Total Audit-Related Fees	28,000	24,000
Tax Fees	—	—

All Other Fees
Continuing Education Seminars	—	3,000

Total All Other Fees	—	3,000

Total Fees to Independent Auditors	$513,000	$487,000

(1)	Audit fees include costs associated with the audit of internal control over financial reporting.

The Audit Committee, in accordance with the preapproval policies and procedures described below, approved all of the services described in the table above.

Preapproval Policies and Procedures

The Audit Committee’s policy is to specifically review and preapprove any engagement of the independent registered public accounting firm to provide any audit or permissible nonaudit service to Arbitron. In the event that preapproval is required prior to a scheduled meeting, the Audit Committee has delegated authority to its Chairman to specifically preapprove engagements for the performance of nonaudit services, provided that the estimated cost for such services is less than $10,000. If the Chairman is not available, another member of the Audit Committee may preapprove such nonaudit service engagement. All decisions made under this delegation of authority are required to be reported to the full Audit Committee for ratification at its next scheduled meeting.

AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN
(Proposal 2)

Upon the recommendation of the Compensation and Human Resources Committee, the Board of Directors approved an amendment (the “Plan Amendment”) to the Company’s 1999 Stock Incentive Plan, as amended (the “Plan”), to increase the number of shares of common stock with respect to which awards may be granted under the Plan by 400,000 shares to a total of 4,604,009 shares, subject to approval by the stockholders at the annual meeting. The Board of Directors unanimously recommends that the stockholders approve all of the terms of the Plan Amendment, including the performance goals and payment limits, in order to permit the Company to continue to compensate employees, directors and consultants, in part, with stock-based awards.

The Plan was originally approved by stockholders on May 20, 1999, and was subsequently amended on November 28, 2000, March 30, 2001, and May 17, 2004. As of the record date, an aggregate of

3,940,217 shares of common stock have been issued or reserved for either the issuance upon exercise of outstanding options or settlement of DSUs or settlement of restricted stock units under the Plan. Therefore, a total of only 263,792 shares remain available for future issuance under the Plan, subject to the adjustment provisions set forth in the Plan in the event of reorganizations, mergers, consolidations, recapitalizations, liquidation, stock dividends, splits, combinations of shares, rights offerings, divestitures or extraordinary dividends, or other similar changes in the corporate structure or shares of Arbitron. If this proposal is approved, we will have a total of 663,792 shares of common stock remaining available for issuance under the Plan.

The Board of Directors believes that the number of shares of common stock currently available for issuance under the Plan is not sufficient in view of our compensation structure and strategy. The Board of Directors has concluded that our ability to attract and retain exceptional employees, directors, consultants and independent contractors is important to our success and would be enhanced by our continued ability to grant equity compensation. In addition, the Board of Directors believes that the availability of the additional 400,000 shares of common stock for issuance under the Plan would ensure that we continue to have a sufficient number of shares of common stock authorized for issuance under the Plan.

The material features of the Plan are summarized below, which summary is qualified in its entirety by the text of the Plan. A copy of the Plan Amendment is attached as Appendix A to this proxy statement.

Purpose

The purpose of the Plan is to advance Arbitron’s interests and the interests of our stockholders by enabling us to attract and retain talented employees, directors, consultants and independent contractors by:

•	providing them with an incentive through equity participation; and

•	rewarding such individuals who contribute to the achievement of Arbitron’s economic objectives.

Administration

The Plan is to be administered by a committee of the Board of Directors consisting of at least two nonemployee directors who are “independent” for purposes of the rules and regulations of the New York Stock Exchange and, if the Board so determines in its sole discretion, who are “outside directors” within the meaning of the Code. Subject to the provisions of the Plan, the committee has the authority to determine all provisions of incentive awards granted under the Plan, including the following:

•	the recipients of incentive awards;

•	the nature and extent of the incentive awards, including:

•	the number of shares of common stock to be subject to each incentive award;

•	any exercise price;

•	the manner in which incentive awards will vest or become exercisable and whether incentive awards will be granted in tandem with other incentive awards; and

•	the form of written agreement, if any, evidencing such incentive award;

•	the time or times when incentive awards will be granted;

•	the duration of each incentive award; and

•	the restrictions and other conditions to which the payment or vesting of incentive awards may be subject.

Calculation of Shares Available

Shares of common stock that are issued under the Plan or that are subject to outstanding awards will be applied to reduce the maximum number of shares of common stock remaining available for issuance under the

Plan. To the extent that any shares of common stock that are subject to an award under the Plan, or certain delineated prior plans, (a) are not issued to a participant due to the fact that such award lapses, expires, is forfeited or for any reason is terminated unexercised or unvested or is settled or paid in cash or (b) are used to satisfy any exercise price or withholding obligations, such shares will automatically again become available for issuance under the Plan. In addition, to the extent that a participant uses shares of common stock already owned by such participant to pay any exercise price or withholding tax obligations, such shares will automatically again become available for issuance under the Plan.

Eligibility for Participation

All employees, nonemployee directors, consultants and independent contractors of Arbitron or any of our subsidiaries who, in the judgment of the committee, have contributed, are contributing or are expected to contribute to the achievement of Arbitron’s economic objectives are eligible to participate in the Plan.

The granting of awards under the Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group, except as set forth below. Pursuant to his employment agreement, Mr. Morris will receive 43,333 shares of restricted stock or restricted stock units in 2008. Under the 1999, Plan the Company’s nonemployee directors will receive automatic annual grants of options to purchase 7,000 shares of common stock on the date of each annual meeting with an exercise price equal to the closing sale price of the common stock on the grant date. If Mr. Kerr is elected as a director at the annual meeting, he will receive options to purchase 15,000 shares of common stock. Set forth in the table below is the number of options the Company anticipates will be awarded on May 15, 2007, under the Plan to the nonemployee directors, and/or restricted stock units to be awarded to Mr. Morris in 2008. It is not possible to determine other specific amounts that may be awarded under the Plan.

New Plan Benefits

Name and Position	Number of Units

Stephen B. Morris, CEO	43,333
Nonemployee Director Group	50,000

Options

The Plan permits the granting of options to purchase common stock intended to qualify as incentive stock options within the meaning of Section 422 of the Code, and nonstatutory stock options that do not qualify as incentive stock options.

The committee determines the per-share exercise price of each stock option at the time of the stock option grant, provided, however, that such price may not be less than the fair market value of Arbitron’s common stock on the grant date. The current measure of fair market value on a particular date is the closing market price per share of common stock on such date, or if such date is not a trading day, the trading day immediately preceding the grant date as reported on the New York Stock Exchange Composite Tape on that date. If the grantee of an incentive stock option is a person who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of Arbitron or any parent or subsidiary of Arbitron, the exercise price may not be less than 110% of the fair market value of Arbitron’s common stock on the grant date. To the extent that the aggregate fair market value of shares of common stock, as determined on the date of grant, with respect to which incentive stock options become exercisable for the first time by a grantee during any calendar year, exceeds $100,000, such excess options will be treated as nonstatutory stock options.

The committee determines the term of each option, provided, however, that the exercise period for options may not exceed 10 years from the date of grant and, if the grantee of an incentive stock option is a person who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of Arbitron or any parent or subsidiary of Arbitron, the term of the incentive stock option may not exceed five years from the date of grant. The committee determines at what time or times each option may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the committee.

In general, an optionee must pay the exercise price of an option entirely in cash (including check, bank draft or money order); however, the committee may, in its sole and absolute discretion, allow such payments to be made, in whole or in part, by: engaging in a broker-assisted, cashless exercise; tendering previously acquired shares; or any combination of such methods.

Stock options granted under the Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the committee may, in its discretion and subject to certain limitations, permit limited transfers of the options for the benefit of “family members” (as such term is defined in the Plan) of grantees.

Stock Appreciation Rights

As part of the amended and restated Plan, the Board of Directors provided that stock appreciation rights (“SARs”) may be granted under the Plan. The committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in conjunction with, or independently of, any option or other incentive award granted under the Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of Arbitron’s common stock on the date of exercise over the grant price of the right on the date of grant, or in the case of a tandem SAR granted on the date of grant of the related option, as specified by the committee in its sole and absolute discretion, which, except in the case of substitute awards or certain adjustments, shall not be less than the fair market value of Arbitron’s common stock on such date of grant of the right or the related option, as the case may be. Such payment to the grantee upon exercise will be in cash, in shares of common stock or other property, or any combination thereof, as determined by the committee. Subject to the foregoing, the committee will determine the period when SARs vest and become exercisable, the exercise price of the SARs and whether SARs will be granted in connection with, or independently of, any options or other incentive award.

Restricted Stock, Restricted Stock Unit and Deferred Stock Unit Awards

The committee may grant awards of restricted stock, restricted stock units or deferred stock units to anyone eligible to participate in the Plan. The committee may impose such restrictions or conditions to the vesting of such awards as it deems appropriate, including, without limitation, that the grantee remain in the continuous employ or service of Arbitron or a subsidiary for a certain period or that the grantee or Arbitron (or any subsidiary or division thereof) satisfy certain performance criteria. The awards of restricted stock, restricted stock units or deferred stock units that provide for (a) vesting upon the satisfaction of certain performance criteria shall vest over a period of not less than one year from date of grant and (b) time-based vesting shall vest over a period of not less than three years from date of grant; provided, however, that such awards granted in lieu of some other form of compensation are permitted without such vesting restrictions, and grants may accelerate as provided under the Plan or agreements for changes in control or as provided for in employment or change in control agreements. Unless the committee determines otherwise, the grantee will have all voting, dividend, liquidation and other rights with respect to the shares of Arbitron common stock issued as a restricted stock award, but not with respect to a restricted stock unit or deferred stock unit until the award vests. Deferred stock units are effectively restricted stock units under which the recipient makes an election as to what compensation is covered by the award and when compensation is paid.

Performance Units

The committee may grant performance units to anyone eligible to participate in the Plan. Each performance unit provides the grantee with the right to receive cash, common stock, stock units or any combination of the foregoing, upon the achievement of certain performance criteria established by the committee. The committee determines all of the provisions of the performance units, including the number of performance units that will be granted, the requirements applicable to the performance units, the vesting restrictions of such performance units, the performance goals applicable to such units and such other conditions as the committee determines appropriate. Performance units that provide for vesting upon the satisfaction of certain performance criteria shall vest over a period of not less than three years from the date of grant, provided, however, that performance units granted in lieu of some other form of compensation are permitted without such vesting restrictions, and units may accelerate as provided under the Plan or agreements for changes in control or as provided for in employment or change in control agreements.

Dividend Equivalents

As part of the amended and restated Plan, the Board of Directors provided that the committee may grant dividend equivalents in connection with incentive awards granted under the Plan. The committee may grant dividend equivalents to anyone eligible to participate in the Plan. Dividend equivalent rights entitle the recipient to receive, currently or on a deferred basis, cash, stock or other property dividends or cash payments in amounts equivalent to cash, stock or other property dividends on shares of common stock with respect to the number of shares of common stock covered by the incentive award. The committee determines the terms and conditions of dividend equivalents.

Effect of Certain Corporate Transactions (“Change of Control”)

The committee has the authority to determine, in its sole discretion, the effect that certain change of control transactions involving Arbitron, such as a sale of substantially all of our assets or a merger transaction, will have on outstanding incentive awards.

Amendment and Termination of Plan

The Board of Directors may suspend or terminate the Plan or any portion thereof, at any time, and may amend the Plan from time to time in such respects as it deems advisable to conform to any change in applicable laws or regulations or in any other respects the Board deems to be in Arbitron’s best interests. However, the Board may not amend the Plan without stockholder approval if stockholder approval is required under the federal securities laws, Section 422 of the Code or the rules of the New York Stock Exchange. In addition, the Board may not, without stockholder approval, make an amendment to the Plan that is “material” for purposes of the rules of the New York Stock Exchange, such as an amendment that increases the number of authorized shares or the benefits to participants, or expands the class of persons eligible to receive awards under the Plan. The Board may not, without the consent of the affected participant, modify the Plan in such a manner that would adversely affect any outstanding incentive awards. Unless terminated earlier by the Board in its sole discretion, the Plan will terminate at midnight on February 2, 2009.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to incentive stock options, nonstatutory options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalents (collectively, “Awards”) granted under the Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonstatutory deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.  The grant of an option will not be a taxable event for the grantee or for Arbitron. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of Arbitron common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Arbitron common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). Arbitron will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be an Arbitron employee or an employee of an Arbitron corporate subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met, except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Arbitron common stock in an amount generally equal to the excess of the fair market value of the Arbitron common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. Arbitron will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to Arbitron’s compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Nonstatutory Options.  The grant of an option will not be a taxable event for the grantee or Arbitron. Upon exercising a nonstatutory option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Arbitron common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonstatutory option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Arbitron common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If Arbitron complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee that has transferred a nonstatutory stock option to a family member by gift will realize taxable income at the time the nonstatutory stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Arbitron common stock will be the fair market value of the shares of Arbitron common stock on the date the option is exercised. The transfer of vested nonstatutory stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a nonstatutory stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of Arbitron common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock.  A grantee that is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Arbitron common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Arbitron common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Arbitron common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid, while the Arbitron common stock is subject to restrictions will be subject to withholding taxes. If Arbitron complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Arbitron will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units.  There are no immediate tax consequences of receiving an award of restricted stock units under the Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the cash awarded or the fair market value of the shares of stock issued to such grantee at the end of the restriction period or, if later, the payment date. If Arbitron complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Arbitron will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights.  There are no immediate tax consequences of receiving SARs under the Plan. Upon exercising a SAR, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of Arbitron’s common stock on the date of exercise. If Arbitron complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, Arbitron will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalents.  Individuals who receive dividend equivalents will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If Arbitron complies with the applicable reporting requirements and with the restrictions of Section 162(m) of the Code, Arbitron will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance Goals

Arbitron intends to comply, where practicable, with the compensation deduction limits of Code Section 162(m). To that end, it will limit grants of stock subject to Incentive Awards (i.e., options, restricted stock awards, and performance units) to any individual to no more than 150,000 shares of common stock in the aggregate during any three consecutive Arbitron fiscal years. In addition, it will limit the maximum payments to an individual under Incentive Awards that are not valued by reference to common stock to $5 million during any three consecutive fiscal years. In making grants exempt from the 162(m) limits (other than for options and stock appreciation rights), Arbitron will use one or more performance goals drawn from the following categories, either individually or in combination, applied on a corporate, subsidiary, or business unit basis: cash flow, earnings (including one or more of gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, individually, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. The Committee may appropriately adjust any evaluation of performance under such goals to exclude any of the following events: asset write-downs, litigation or claim judgments or settlements, the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, accruals for reorganization and restructuring programs, uninsured catastrophic losses, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN.

OTHER MATTERS

Arbitron Mailing Address

Our current mailing address is 142 West 57th Street, New York, New York 10019.

Multiple Stockholders Sharing the Same Address

We are sending only one annual report and proxy statement to stockholders that share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, they may telephone Arbitron’s Treasury Manager at (410) 312-8278 or write to him at 9705 Patuxent Woods Drive, Columbia, Maryland 21046. If you did not receive an individual copy of this proxy statement or our annual report and you wish to do so, we will send you a copy if you contact Arbitron’s Treasury Manager in the same manner. In addition, if you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Arbitron’s Treasury Manager in the same manner.

Stockholder Proposals for Next Year’s Annual Meeting

If you want us to consider including a stockholder proposal in next year’s proxy statement, you must deliver such proposal in writing to Timothy T. Smith, Executive Vice President and Chief Legal Officer, Legal and Business Affairs and Secretary, no later than December 21, 2007.

Any other matters proposed to be submitted for consideration at next year’s annual meeting of stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934, as amended) must be given in writing to our Corporate Secretary and received at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the 2008 annual meeting of stockholders. The proposal must contain specific information required by our bylaws, which are on file with the Securities and Exchange Commission and may be obtained from our Corporate Secretary upon written request. If a stockholder proposal is received before or after the range of dates specified above, our proxy materials for the next annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy materials.

Director Nominations

In accordance with procedures and requirements set forth in Article II, Section 13 of our bylaws, stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to the Corporate Secretary, as set forth in the immediately preceding paragraph above. The notice must set forth:

•	The nominee’s name, age, business address and residence address;

•	The nominee’s principal occupation or employment;

•	Number of shares of Arbitron common stock beneficially owned by the nominee;

•	Any other information concerning the nominee that would be required, under rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of directors; and

•	Name and record address of, and number of shares of Arbitron common stock beneficially owned by, the stockholder making the nomination.

Proxy Solicitation

We have retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee not to exceed $7,500, plus reimbursement of out-of-pocket expenses. We will pay all expenses of soliciting proxies for the 2007 annual meeting. In addition to solicitations by mail, we have made arrangements for brokers, custodians, nominees and other fiduciaries to send proxy materials to their principals and we will reimburse them for their reasonable out-of-pocket expenses in doing so. Certain of our employees, who will receive no additional compensation for their services, may also solicit proxies by telephone, telecopy, personal interview or other means.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Arbitron with the Securities and Exchange Commission and the New York Stock Exchange. Such reporting persons are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon a review of Section 16(a) reports furnished to us for 2006, and/or on written representations from certain reporting persons that no reports were required, we believe that, other than as described below, our directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2006.

Upon being granted restricted stock in March 2006 and February 2007, Sean R. Creamer, our Executive Vice President and Chief Financial Officer, filed Forms 4 with the Securities and Exchange Commission on a timely basis that inadvertently failed to include certain unvested shares of restricted stock out of a grant of 15,000 shares of restricted stock that Mr. Creamer received in September 2005 and timely reported on Form 4 at the time of grant. Promptly after discovering the omission, Mr. Creamer filed amendments to the Forms 4 reporting all vested and unvested shares of restricted stock beneficially owned by him.

Mr. Vaughn Scott Henry, an Executive Vice President of Arbitron, inadvertently failed to timely file a Form 4 disclosing the purchase of 1,500 shares of Arbitron common stock in March 2006. A report was filed promptly upon the discovery of this oversight.

Annual Report

Copies of our annual report for the year ended December 31, 2006, are being distributed to our stockholders simultaneously with the delivery of this proxy statement.

Appendix A

ARBITRON INC.
1999 STOCK INCENTIVE PLAN
(Amended as of          , 2007 [Stockholder Approval Date])

1.  Purpose of Plan.

The purpose of the Arbitron Inc. 1999 Stock Incentive Plan (the “Plan”) is to advance the interests of Arbitron Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.  Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1  “Board” means the Board of Directors of the Company.

2.2  “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

2.3  “Change of Control” means an event described in Section 13.1 of the Plan or such other definition as may be adopted by the Committee from time to time in its sole discretion.

2.4  “Code” means the Internal Revenue Code of 1986, as amended.

2.5  “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.6  “Common Stock” means the common stock of the Company, par value $0.50 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.4 of the Plan.

2.7  “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.8  “Dividend Equivalents” shall have the meaning set forth in Section 14.3.

2.9  “Eligible Recipients” means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary.

2.10  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11  “Fair Market Value” means, with respect to the Common Stock as of any date, the closing market price per share of the Common Stock at the end of the regular way trading session, which as of the effective date of this Plan is 4:00 p.m., New York City time, as reported on the New York Stock Exchange Composite Tape on that date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote).

2.12  “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 7.1.

2.13  “Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit or Dividend Equivalent granted to an Eligible Recipient pursuant to the Plan.

2.14  “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.15  “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.16  “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.17  “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.18  “Performance Goal” means one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis: cash flow, earnings (including one or more of gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, individually, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. The Committee may appropriately adjust any evaluation of performance under such goals to exclude any of the following events: asset write-downs, litigation or claim judgments or settlements, the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, accruals for reorganization and restructuring programs, uninsured catastrophic losses, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year.

2.19  “Performance Unit” means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive a payment from the Company, in the form of Common Stock, cash, Stock Units or a combination of the foregoing, upon the achievement of established performance criteria.

2.20  “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

2.21  “Prior Plans” mean the Ceridian Corporation 1993 Long-Term Incentive Plan and the Ceridian Corporation 1990 Long-Term Incentive Plan.

2.22  “Restricted Stock Award” means an award of Common Stock or Stock Units granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

2.23  “Retirement” means the termination (other than for Cause or by reason of death or Disability) of a Participant’s employment or other service on or after the date on which the Participant has attained the age of 55 and has completed 10 years of continuous service to the Company or any Subsidiary (such period of service to be determined in accordance with the retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company’s plan or practice for purposes of this determination).

2.24  “Section 162(m)” means Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

2.25  “Securities Act” means the Securities Act of 1933, as amended.

2.26  “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 7.

2.27  “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Common Stock that is payable in the form of Common Stock, cash or any combination of the foregoing.

2.28  “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

2.29  “Substitute Awards” shall mean Incentive Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.30  “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 7.1.

2.31  “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.  Plan Administration.

3.1  The Committee.  So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, the Plan will be administered by a committee (the “Committee”) consisting solely of not less than two members of the Board who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act, who are “independent directors” for purposes of the rules and regulations of the New York Stock Exchange, and, if the Board so determines in its sole discretion, who are “outside directors” within the meaning of Section 162(m). To the extent consistent with corporate law, the Committee may delegate to any directors or officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act and Section 162(m). Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2  Authority of the Committee.

(a)  In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock, Stock Units or any combination of the foregoing.

(b)  Except as otherwise provided in the remainder of this Section 3.2(b), the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award or accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. Without prior approval of the Company’s stockholders, the Committee shall not have the authority under the Plan to (i) amend or modify the terms of any pre-existing Option awards to lower the Option exercise price or (ii) authorize the grant of replacement Option awards in substitution for pre-existing Option awards that have been or are to be surrendered and canceled at any time when the Fair Market Value of the Common Stock is less than the exercise price applicable to such surrendered and canceled Option awards.

(c)  In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other similar change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company (or any Subsidiary or division thereof) or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the grant or vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

(d)  The Committee may permit or require the deferral of any payment, issuance or other settlement of an Incentive Award subject to such rules and procedures as the Committee may establish, including the conversion of such payment, issuance or other settlement into Options or Stock Units and the payment or crediting of interest, dividends or dividend equivalents.

4.  Shares Available for Issuance.

4.1  Maximum Number of Shares Available.  Subject to adjustment as provided in Section 4.4 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 4,604,009 shares. The Committee may use shares available for issuance under the Plan as the form of payment for compensation, awards or rights earned or due under deferred or any other compensation plans or arrangements of the Company or any Subsidiary. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

4.2  Calculation of Shares Available.  Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. To the extent that any shares of Common Stock that are subject to an Incentive Award under the Plan or the Prior Plan (a) are not issued to a Participant due to the fact that such Incentive Award lapses, expires, is forfeited or for any reason is terminated unexercised or unvested, or is settled or paid in cash or (b) are used to satisfy any exercise price or withholding obligations, such shares will automatically again become available for issuance under the Plan. In addition, to the extent that a Participant tenders (either by actual delivery or by attestation) shares of Common Stock already owned by the Participant to the Company in satisfaction of any exercise price or withholding tax obligations, such shares will automatically again become available for issuance under the Plan.

4.3  Additional Limitations.  Notwithstanding any other provisions of the Plan to the contrary and subject, in each case, to adjustment as provided in Section 4.4 of the Plan, (a) no more than 2,000,000 shares of Common Stock may be issued under the Plan with respect to Incentive Stock Options, (b) no more than 700,000 shares of Common Stock may be issued under the Plan with respect to Restricted Stock Awards that are not granted in lieu of cash compensation that would otherwise be payable to Participants, and (c) no

Participant in the Plan may be granted Incentive Awards relating to more than 300,000 shares of Common Stock in the aggregate during any period of three consecutive fiscal years of the Company.

4.4  Adjustments to Shares and Incentive Awards.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustments (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Options and Stock Appreciation Rights, and (b) the exercise price of outstanding Options and Stock Appreciation Rights.

5.  Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.  Options.

6.1  Grant.  An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion and reflected in the award agreement evidencing such Option. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2  Exercise Price.  The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant or, with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.3  Exercisability and Duration.  An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant (five years from its date of grant if the Option is an Incentive Stock Option and if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4  Payment of Exercise Price.  The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares (including through delivery of a written attestation of ownership of such Previously Acquired Shares if permitted, and on terms acceptable, to the Committee in its sole discretion) or by a combination of such methods.

6.5  Manner of Exercise.  An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company, Attention: Corporate Treasury, at its principal executive office in Minneapolis, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

6.6  Aggregate Limitation of Stock Subject to Incentive Stock Options.  To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

7.  Stock Appreciation Rights.

7.1  Grant and Exercise.  The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (“Tandem Stock Appreciation Right”), (b) in conjunction with all or part of any Incentive Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Incentive Award, or (c) without regard to any Option or other Incentive Award (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion.

7.2  Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)  Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or in the case of a Tandem Stock Appreciation Right granted on the date of grant of the related Option, as specified by the Committee in its sole discretion, which except in the case of Substitute Awards or in connection with an adjustment provided in Section 4.4, shall not be less than the Fair Market Value of one share of Common Stock on such date of grant of the right or the related Option, as the case may be.

(b)  Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole shares of Common Stock or other property, or any combination thereof.

(c)  Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.

(d)  Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the shares of Common Stock subject to the related Option exceeds the option price at which shares of Common Stock can be acquired pursuant to the Option. In addition, (i) if a Tandem Stock Appreciation Right exists with respect to less than the full number of shares of Common Stock covered by a related Option, then an exercise or termination of such Option shall not reduce the number of shares to which the Tandem Stock Appreciation Right applies until the number of shares then exercisable under such Option equals the number of shares of Common Stock to which the Tandem Stock Appreciation Right applies, and (ii) no Tandem Stock Appreciation

Right granted under the Plan to a person then subject to Section 16 of the Exchange Act shall be exercised during the first six months of its term for cash.

(e)  Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

(f)  The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(g)  The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate, including providing that the exercise price of a Tandem Stock Appreciation Right may be less than the Fair Market Value on the date of grant if the Tandem Stock Appreciation Right is added to an Option following the date of the grant of the Option. In connection with the foregoing, the Committee shall consider the applicability and effect of Section 162(m) of the Code. Notwithstanding the foregoing provisions of this Section 7.2(g), but subject to Section 4.4, a Freestanding Stock Appreciation Right shall not have (i) an exercise price less than Fair Market Value on the date of grant, or (ii) a term of greater than ten years. In addition to the foregoing, but subject to Section 4.4, the base amount of any Stock Appreciation Right shall not be reduced after the date of grant.

(h)  The Committee may impose such terms and conditions on Stock Appreciation Rights granted in connection with any Award (other than an Option) as the Committee shall determine in its sole discretion.

8.  Restricted Stock Awards.

8.1  Grant.  An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the provisions of the Plan, as may be determined by the Committee in its sole discretion and reflected in the award agreement evidencing such Restricted Stock Award. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance criteria. Notwithstanding the foregoing and except as result of a Participant’s death or Disability or in connection with a Change of Control of the Company, Restricted Stock Awards that provide for (a) vesting upon the satisfaction of certain performance criteria shall vest over a period of not less than one year from its date of grant and (b) time based vesting shall vest over a period of not less than three years from its date of grant; provided, however, that Restricted Stock Awards granted in lieu of some other form of compensation to an Eligible Recipient would be permitted without such vesting restrictions.

8.2  Rights as a Stockholder; Transferability.  Except as provided in Sections 8.1, 8.3 and 14.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

8.3  Dividends and Distributions.  Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will not be subject to the same restrictions as the shares to which such dividends or distributions relate and will be paid currently to the Participant. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee, in its sole discretion, may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

8.4  Enforcement of Restrictions.  To enforce the restrictions referred to in this Section 8, the Committee may (a) place a legend on the stock certificates referring to such restrictions and may require Participants, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or (b) maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent for its Common Stock.

9.  Performance Units.

An Eligible Recipient may be granted one or more Performance Units under the Plan, and such Performance Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Performance Units as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or any Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria. The Committee will have the sole discretion to determine the form in which payment of the economic value of Performance Units will be made to a Participant (i.e., cash, Common Stock, Stock Units or any combination of the foregoing) or to consent to or disapprove the election by a Participant of the form of such payment. Notwithstanding the foregoing, Performance Units that provide for vesting upon the satisfaction of certain performance criteria shall vest over a period of not less than three years from its date of grant; provided, however, that Performance Units granted in lieu of some other form of compensation to an Eligible Recipient would be permitted without such vesting restrictions.

10.  Performance-Based Compensation Provisions.

The Committee, when it is comprised solely of two or more outside directors meeting the requirements of Section 162(m), in its sole discretion, may designate whether any Incentive Awards are intended to be “performance-based compensation” within the meaning of Section 162(m). Any Incentive Awards so designated will, to the extent required by Section 162(m), be conditioned on the achievement of one or more Performance Goals, and such Performance Goals will be established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) giving due regard to the disparate treatment under Section 162(m) of the stock options and stock appreciation rights where compensation is determined based solely on an increase in the value of the underlying stock after the date of grant or award, as compared to other forms of compensation, including restricted stock awards. The maximum dollar value payable to any Participant with respect to Incentive Awards that are designated as such “performance-based compensation” and that are valued with reference to property other than shares of Common Stock may not exceed $5,000,000 in the aggregate during any period of three consecutive fiscal years of the Company. Such Committee shall also certify in writing that such performance goals have been met prior to payment of compensation to the extent required by Section 162(m).

11.  Effect of Termination of Employment or Other Service.

11.1  Rights Upon Termination.  The Committee will have the authority, in its sole discretion, to determine the effect that termination of a Participant’s employment or other service with the Company and all Subsidiaries, whether due to death, Disability, Retirement or any other reason, will have on outstanding Incentive Awards then held by such Participant.

11.2  Modification of Rights Upon Termination.  Notwithstanding the other provisions of this Section 11, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) or Stock Appreciation Rights then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards and Performance Units then held by such Participant to vest and/or continue to vest or become free of restrictions following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Option, Stock Appreciation Right or Restricted Stock Award may continue to vest beyond its expiration date.

11.3  Date of Termination of Employment or Other Service.  Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

12.  Payment of Withholding Taxes.

12.1  General Rules.  The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts which may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award.

12.2  Special Rules.  The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 12.1 of the Plan (up to the minimum statutory rate) by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

13.  Change of Control.

13.1  Definitions.  For purposes of this Section 13, the following definitions will apply:

(a)  “Benefit Plan” means any formal or informal plan, program or other arrangement heretofore or hereafter adopted by the Company or any Subsidiary for the direct or indirect provision of compensation to the Participant (including groups or classes of participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in the form of cash or other property or rights, or is in the form of a benefit to or for the Participant.

(b)  “Change of Control” means any of the following events:

(1)  a merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the total combined voting power for election of directors of the surviving corporation immediately following the effective date of such merger or consolidation;

(2)  the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in the aggregate of securities of the Company representing 25% or more of the total combined voting power of the Company’s then issued and outstanding securities by any person or entity, or group of associated persons or entities acting in concert;

(3)  the sale of the properties and assets of the Company, substantially as an entirety, to any person or entity which is not a wholly-owned subsidiary of the Company;

(4)  the stockholders of the Company approve any plan or proposal for the liquidation of the Company; or

(5)  a change in the composition of the Board at any time during any consecutive 24 month period such that the “Continuity Directors” cease for any reason to constitute at least a 70% majority of the Board. For purposes of this clause, “Continuity Directors” means those members of the Board who either (1) were directors at the beginning of such consecutive 24 month period, or (2) were elected by, or on the nomination or recommendation of, at least a two-thirds majority of the then-existing Board of Directors.

13.2  Effect of a Change of Control.  The Committee will have the authority, in its sole discretion, to determine the effect that a Change of Control of the Company will have on outstanding Incentive Awards then held by such Participant.

13.3  Authority to Modify Change of Control Provisions.  Prior to a Change of Control of the Company, unless otherwise provided in the agreement evidencing the Incentive Award, the Participant will have no rights under this Section 13, and the Committee will have the authority, in its sole discretion, to rescind, modify or amend the provisions of this Section 13 without the consent of any Participant.

14.  Rights of Eligible Recipients and Participants; Transferability.

14.1  Employment or Service.  Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

14.2  Rights as a Stockholder.  As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as provided in Section 14.3 or as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares.

14.3  Dividend Equivalents.  Subject to the provisions of the Plan and any Incentive Award, the recipient of an Incentive Award (including any Incentive Award deferred in accordance with procedures established pursuant to Section 3(d)) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on shares of Common Stock (“Dividend Equivalents”) with respect to the number of shares of Common Stock covered by the Incentive Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested.

14.4  Restrictions on Transfer.

(a)  Except pursuant to testamentary will or the laws of descent and distribution and except as expressly permitted by Section 14.4(b) of the Plan, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death. In the event of a Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 11 of the Plan) will be made by, the Participant’s designated beneficiary. For purposes of the Plan, a “designated beneficiary” will be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee will require in its sole discretion. If a Participant fails to designate a beneficiary, or if the designated beneficiary does not survive the Participant or dies before the designated beneficiary’s exercise of all rights under the Plan, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 11 of the Plan) may be made by, the Participant’s personal representative.

(b)  The Committee may, in its discretion, authorize all or a portion of the Options to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, ex-spouse, children, step-children or grandchildren of the Participant (the “Family Members”), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a partnership in which such Family Members are the only partners, or (iv) such other persons or entities as the Committee, in its discretion, may permit, provided that (1) there may be no consideration for such a transfer (other than the possible receipt of an ownership interest in an entity to which such a transfer is made), (2) the award agreement pursuant to which such Options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 14.4(b), (3) timely written notice of the transfer must be provided to the Company by the Participant, and (4) subsequent transfers of the transferred Options shall be prohibited except for those in accordance with Section 14.4(a). Following transfer, any such Option and the rights of any transferee with respect thereto will continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, including that the events of termination of employment or other service as provided in the Plan and in any applicable award agreement will continue to be applied with respect to the original Participant, with the transferee bound by the consequences of any such termination of employment or service as specified in the Plan and the applicable award agreement. The Company will be under no obligation to provide notice of termination of a Participant’s employment or other service to any transferee of such Participant’s Options. Notwithstanding any Option transfer pursuant to this Section 14.4(b), the Participant will remain subject to and liable for any employment-related taxes in connection with the exercise of such Option.

14.5  Non-Exclusivity of the Plan.  Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

15.  Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

16.  Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no Material Amendment of the Plan shall be made without approval of the stockholders of the Company. For the purposes hereof, a “Material Amendment of the Plan” shall mean any amendment that (a) requires stockholder approval pursuant to Section 422 of the Code or the rules of the New York Stock Exchange or (b) increases the authorized shares, the benefits to Participants, or the class of Participants under the Plan. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Section 4.4 and Section 13 of the Plan.

17.  Effective Date and Duration of the Plan.

The Plan is effective as of February 3, 1999, the date it was adopted by the Board. The Plan will terminate at midnight on February 2, 2009, and may be terminated prior thereto by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to vest, or become free of restrictions, in accordance with their terms.

18.  Miscellaneous.

18.1  Governing Law.  The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware.

18.2  Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

As Amended:          , 2007

Your vote is important.
Vote by Internet/Telephone
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INTERNET		TELEPHONE		MAIL
https://www.proxypush.com/arb		1-866-813-1246

- Go to the Web Site address listed above.	OR	- Use any touch-tone telephone.	OR	- Mark, sign and date your proxy card.

- Have your proxy card ready.		- Have your proxy card ready.		- Detach your proxy card.

- Follow the simple instructions that appear on your computer screen.		- Follow the simple recorded instructions.		- Return your proxy card in the postage-paid envelope provided.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy card.

THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE AT 5:00 P.M. E.T. ON MAY 14, 2007.

1-866-813-1246
CALL TOLL-FREE TO VOTE. THERE IS NO CHARGE FOR THIS CALL!!
▼DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET▼

☐	(Please sign, date and return this proxy card in the enclosed envelope.)	☒
Votes Must be indicated (x) in Black or Blue ink.
The undersigned hereby instructs said proxies or their substitutes to:
The Board of Directors recommends a vote FOR each of the nominees for director.
1.	Election of seven (7) directors

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐

Nominees:	01 – Shellye L. Archambeau, 02 – Philip Guarascio, 03 – William T. Kerr, 04 – Larry E. Kittelberger, 05 – Stephen B. Morris, 06 – Luis G. Nogales, 07 – Richard A. Post
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

The Board of Directors recommends a vote FOR the following proposal.

2.	Amendment of the Arbitron Inc. 1999 Stock Incentive Plan

FOR ☐	AGAINST ☐	ABSTAIN ☐
     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. If this proxy is properly executed and returned, the proxy will be voted in the manner directed hereby by the undersigned stockholder(s). If no direction is made, this proxy will be voted for the election of the seven (7) director nominees named herein and for the approval of the Amendment of the Arbitron Inc. 1999 Stock Incentive Plan. All former Proxies hereby revoked.

If you wish to have your votes on all matters kept confidential in accordance with Arbitron Inc. policy, check this box.	☐

To change your address, please mark this box.	☐

To include any comments, please mark this box.	☐

Please sign exactly as your name is printed to the left and date. Joint owners, co-executors or co-trustees should both sign. Persons signing as attorney, executor, administrator, trustee or guardian should give their full title as such. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.

Date	Share Owner sign here	Co-Owner sign here

ARBITRON INC.
PROXY CARD
This proxy is solicited on behalf of the Board of Directors
of Arbitron Inc. for the annual meeting of stockholders on May 15, 2007.
     The undersigned hereby appoints Sean R. Creamer and Timothy T. Smith and either of them, as the proxies of the undersigned, with full power of substitution in each, to vote at the annual meeting of stockholders to be held on May 15, 2007, and at any adjournment or postponement thereof all of the undersigned’s shares of common stock of Arbitron Inc. held of record on April 2, 2007, in the manner indicated on the reverse side hereof.
     The undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
     You are encouraged to specify your choices by marking the appropriate boxes on the reverse side.
(Continued, and to be signed and dated on the reverse side.)
ARBITRON INC.
P.O. BOX 11367
NEW YORK, NY 10203-0367